Exhibit 4.4

Execution

UXIN LIMITED

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

January 2, 2018

6.	TRANSFER RESTRICTIONS		44

	6.1	Sale by Shareholder; Notice of Sale	44

	6.2	Right of First Refusal	44

	6.3	Co-Sale Right	47

	6.4	Right to Transfer	48

	6.5	Permitted Transfers	48

	6.6	Restriction on Transfers of Shares of the Company	49

	6.7	Term	51

	6.8	Legend	51

	6.9	Transfer by the Investors	51

7.	DRAG-ALONG		51

	7.1	Drag-Along	51

	7.2	Other Provisions	52

	7.3	Drag-Along Transaction to Baidu Restricted Persons	53

	7.4	Termination	53

8.	PROTECTIVE PROVISIONS		53

	8.1	Matters Requiring Consent of Preferred Shareholders	53

	8.2	Matters Requiring Consent of Preferred Directors	55

9.	CONFIDENTIALITY AND NON DISCLOSURE		59

	9.1	Disclosure of Terms	59

	9.2	Press Releases	59

	9.3	Permitted Disclosures	59

	9.4	Legally Compelled Disclosure	60

	9.5	Other Exceptions	60

	9.6	Other Information	60

	9.7	Survival	60

	9.8	Notices	60

10.	ASSIGNMENT AND AMENDMENT		60

	10.1	Assignment	60

	10.2	Amendment of Rights	61

11.	OTHER UNDERTAKINGS OF THE COMPANY, THE FOUNDER AND SERIES G RMB INVESTORS		61

	11.1	Full Time Commitment	61

	11.2	Non-Competition	62

	11.3	Tax Matters	62

	11.4	Control of Subsidiaries	64

	11.5	Restructuring Documents	64

	11.6	Special Provisions Relating to the Series G RMB Investors	65

12.	GENERAL PROVISIONS		67

	12.1	Notices	67

	12.2	Entire Agreement	67

	12.3	Governing Law	68

	12.4	Severability	68

	12.5	Third Parties	68

	12.6	Successors and Assigns	68

	12.7	Interpretation; Captions	68

	12.8	Counterparts	68

	12.9	Adjustments for Share Splits, Etc.	68

	12.10	Aggregation of Shares	69

	12.11	Shareholders Agreement to Control	69

	12.12	Dispute Resolution	69

	12.13	Specific Enforcement	70

	12.14	Delays or Omissions	70

	12.15	Liability	70

	12.16	Waiver of Pre-emptive Rights etc.	70

	12.17	Further Assurances	71

	12.18	Counterparts	71

EXHIBITS

Schedule of Notice

Exhibit A: Schedule of PRC Companies

Exhibit B: Schedule of Investment Particulars

Exhibit C: Capitalization Table

Exhibit D: Form of Deed of Adherence

THIS FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made on January 2, 2018 by and among:

(1)                                 Uxin Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands with its registered address at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (the “Company”);

(2)                                 UcarEase Holding Limited, an exempted company duly incorporated and validly existing under the laws of British Virgin Islands with its registered address at the offices of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“UcarEase BVI”);

(3)                                 Uxin Used Car Limited, an exempted company duly incorporated and validly existing under the laws of Cayman Islands with its registered address at Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands (“Uxin Used Car Cayman”);

(4)                                 Perfect Harmony Group Limited, a limited liability company duly incorporated and validly existing under the laws of British Virgin Islands with its registered address at P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (“Perfect Harmony”);

(5)                                 Uxin Hong Kong Limited (優信互聯香港有限公司), a company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Room 502, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong (“Uxin HK”);

(6)                                 GloryFin International Group Holding Company Limited (錦融國際控股集團有限公司), a company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Room 19C, Lockhart Centre, 301-307 Lockhart Rd., Wan Chai, Hong Kong (“GloryFin HK”);

(7)                                 UcarShow HK Limited (優車秀香港有限公司), a company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“UcarShow HK”);

(8)                                 Fairlubo Auction Company Limited, a limited liability company duly incorporated and validly existing under the laws of Cayman Islands with its registered address at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands (“Fairlubo”);

(9)                                 Fairlubo Auction HK Company Limited, a company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“Fairlubo HK”);

(10)                          UcarBuy Holding Limited, an exempted company duly incorporated and validly existing under the laws of British Virgin Islands with its registered address at the offices of OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“UcarBuy BVI”);

(11)                          UcarBuy HK Limited, a company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“UcarBuy HK”);

(12)                          Xin Limited, a limited liability company duly incorporated and validly existing under the laws of Cayman Islands with its registered address at the offices of Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands;

(13)                          Xin HK Limited, a limited liability company duly incorporated and validly existing under the laws of Hong Kong with its registered address at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“Xin HK”);

(14)                          Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd. (北京优信丰顺路宝机动车拍卖有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 1632 of 1-16, Building A, Floor 16, Building No. 1, No. Jia 6, Jianguomen Outer Avenue, Chaoyang District, Beijing, China (北京市朝阳区建国门外大街甲6号1 幢16 层A 座1-16 内1632) (“ Lubao WFOE”);

(15)                          Beijing Fengshun Lubao Vehicle Auction Co., Ltd. (北京丰顺路宝机动车拍卖有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room1416, Floor 14, Fengkai Wangyuan Technology Incubator Center (Wangyuan Building), No. 56, South Road of 4th West Ring, Fengtai District, Beijing, China (北京市丰台区西四环南路56 号丰开望园科技孵化中心(望园大厦)14 层1416 房间) (“Fengshun Lubao”);

(16)                          Shanghai Fengshun Lubao Vehicle Auction Co., Ltd.(上海丰顺路宝机动车拍卖有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 312, No. 579, An Chi Road, Anting, Diading District, Shanghai, China (上海市嘉定区安亭镇安驰路569 号312 室) (“Shanghai Lubao”);

(17)                          Tianjin Fengshun Lubao Vehicle consulting Co., Ltd. (天津丰顺路宝机动车信息咨询服务有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 1-208, No. 146, Wei Guo Avenue, Hedong District, Tianjin, China (天津市河东区卫国道136 号1-208) (“Tianjin Lubao”);

(18)                          Kaifeng Financing Lease (Hangzhou) Co., Ltd. (凯枫融资租赁（杭州）有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 1501-11, North Building No. 1, Yang Guang Hua Cheng Chuang Fu Center, No. 386, Xue Zheng Street, Hangzhou Economic and Technological Development Zone, Hangzhou, Zhejiang Province, China (杭州经济技术开发区学正街386 号阳光华城创富中心北1 幢1501-11 室) (“Kaifeng Financing Lease”);

(19)                          Boyu Financing Lease (Tianjin) Co., Ltd. (博裕融资租赁（天津）有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at No. 565, Lanzhou Avenue, Dongjiang Bonded Port Area, Tianjin, China (Haize Logistics Park 6-4-47) (天津东疆保税港区兰州道565 号（海泽物流园6-4-47）) (“Boyu Financing Lease”);

(20)                          Youxinpai (Beijing) Information Technology Co., Ltd. (优信拍（北京）信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323701, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323701 室) (the “WFOE”);

(21)                          Youxin Internet (Beijing) Information Technology Co., Ltd. (优信互联（北京）信息技术有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 2106-A030, No. 9, North 4th Ring West Road, Haidian District, Beijing, China ( 北京市海淀区北四环西路9 号2106-A030) (the “PRC Domestic Company”);

(22)                          Youtu (Beijing) Transportation Agent Co., Ltd. (优途（北京）运输代理有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323702, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323702 室) (“Youtu Beijing”);

(23)                          Youxinpai (Beijing) Auction Co., Ltd. (优信拍（北京）拍卖有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323705, Building No.

5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323705 室) (“Youxinpai Auction”);

(24)                          Sichuan Youxinpai Auction Co., Ltd. (四川优信拍拍卖有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at 1/F, Building No. 7, No. 2 Huan San Xiang, Xiao Jia He, High and New Technology Development Zone, Chengdu, Sichuan Province, China (成都高新区肖家河环三巷2 号7 幢1 层) (“Youxinpai Sichuan Auction”);

(25)                          Youxinpai (Beijing) Second Hand Car Appraisal and Evaluation Co., Ltd. (优信拍（ 北京） 二手车鉴定评估有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323706, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5号楼323706 室) (“Youxinpai Second Hand Car”);

(26)                          Youxinhulian (Beijing) Business and Trade Co., Ltd. (优信互联（北京）商贸有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323703, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323703 室) (“Youxin Business”);

(27)                          Beijing Youxin Ruida Assets Management Co., Ltd. (北京优信睿达资产管理有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323603, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323603 室) (“Youxin Ruida Assets”);

(28)                          Beijing Youxin Yilian Investment Co., Ltd. (北京优信易联投资有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323601, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323601 室) (“Youxin Yilian”);

(29)                          Chengdu Youxin Jincheng Second Hand Car Market Co., Ltd. (成都优信锦城二手车市场有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at No. 846, South Section, Tianfu Avenue, Huayang Street, Tianfu New District, Chengdu, Sichuan Province, China (四川省成都市天府新区华阳街道天府大道南段846 号) (“Youxin Chengdu”);

(30)                          Shenzhen Youxin Pengcheng Second Hand Car Trade Market Co., Ltd. (深圳市优信鹏城二手车交易市场有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 218, Building Yiben, No. 1063, Chaguang Road, Nanshan District, Shenzhen, China (深圳市南山区茶光路1063 号一本大楼218) (“Youxin Pengcheng”, together with Youtu Beijing, Youxinpai Auction, Youxinpai Sichuan Auction, Youxinpai Second Hand Car, Youxin Business, Youxin Yilian, and Youxin Chengdu, the “PRC Subsidiaries”, and each a “PRC Subsidiary”);

(31)                          Shenzhen Youxin Pengda Second Hand Car Brokerage Co., Ltd. (深圳市优信鹏达二手车经纪有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 203, Building Yiben, No. 1063, Chaguang Road, Nanshan District, Shenzhen, China (深圳市南山区茶光路1063 号一本大楼203) (“Youxin Pengda”);

(32)                          Youhan (Shanghai) Information Technology Co., Ltd. (上海优晗信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 1118, No. 106, Xinling Road, Free Trade Zone, Shanghai, China (中国（上海）自由贸易试验区新灵路106 号1118 室) (“Youhan Shanghai”);

(33)                          Youxin (Shanghai) Auction Co., Ltd. (优信（上海）拍卖有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at No. 4616, Caoan Road, Anting Town, Jiading District, Shanghai, China (上海市嘉定区安亭镇曹安路4616号) (“Youxin Auction”);

(34)                          Youxin Automobile Online Trade Market Service Co., Ltd. (优新机动车网上交易市场服务有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 109, Building No. 2, No. 4616, Caoan Road, Anting Town, Jiading District, Shanghai, China (上海市嘉定区安亭镇曹安路4616 号2 幢109 室) (“Youxin Automobile”);

(35)                          Guangzhou Youxin Yuecheng Second Hand Car Services Co., Ltd. (广州市优信粤诚二手车服务有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 301, No. 402, Longxi Avenue, Liwan District, Guangzhou, China (广州市荔湾区龙溪大道402 号301 房) (“Youxin Yuecheng”);

(36)                          Yougu (Shanghai) Information Technology Co., Ltd. (优估（上海）信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 368, Area

302, No. 211, North Fute Road, Free Trade Zone, Shanghai, China (中国（上海）自由贸易试验区富特北路211 号302 部位368 室) (“Yougu Shanghai”);

(37)                          Youxuan (Beijing) Information Technology Co., Ltd. (优轩（北京）信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323605, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323605 室) (“Youxuan Beijing”);

(38)                          Youzhen (Beijing) Business Consulting Co., Ltd. (优臻（北京）商务咨询有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323608, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323608 室) (“Youzhen Beijing”);

(39)                          Youfang (Beijing) Information Technology Co., Ltd. (优舫（北京）信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323607, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323607 室) (“Youfang Beijing”);

(40)                          Youxin Shuxiang (Beijing) Information Technology Co., Ltd. (优信数享（北京）信息技术有限公司) , a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323610, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323610 室) (“Youxin Shuxiang”);

(41)                          Youxin (Shanghai) Second Hand Car Business Co., Ltd. (优歆（上海）二手车经营有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room D-09, Floor 2, Building No. 1, No. 198, Huashen Road, Free Trade Zone, Shanghai, China (中国（上海）自由贸易试验区华申路198 号1 幢楼二层D-09 室) (“Youxin Shanghai”);

(42)                          Youyuan (Beijing) Information Technology Co., Ltd. (优辕（北京）信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323606, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323606 室) (“Youyuan Beijing”);

(43)                          Xinhong (Shanghai) Information Technology Co., Ltd. (新宏（上海）信息科技有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at No. 105-35, Floor 1, Building 2, No. 38, Debao Road, Free Trade Zone, Shanghai, China (中国（上海）自由贸易试验区德堡路38 号2 幢1 层105-35 室) (“Xinhong Shanghai”);

(44)                          Youxin Yishouche (Beijing) Information Technology Co., Ltd. (优信易手车（北京）信息技术有限公司), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323602, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5 号楼323602 室) (“Youxin Yishouche”);

(45)                          Chebole (Beijing) Information Technology Co., Ltd. (车伯乐（北京）信息科技有限公司), (was previously named as Banmaxiu (Beijing) Information Technology Co., Ltd. (斑马秀（北京）信息科技有限公司)), a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at Room 323609, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街1 号院5号楼323609 室) (“Chebole Beijing”);

(46)                          Dai Kun ( 戴琨), a PRC individual, with PRC identity card No. of 610104198204066214 (the “Founder”);

(47)                          Xin Gao Group Limited ( 信高集團有限公司), an exempted company duly incorporated and validly existing under the laws of the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Founder Holding Company”);

(48)                          Each of the investors whose names are set forth in Part A of Exhibit B (collectively, the “Series A Investors” and each a “Series A Investor”);

(49)                          Each of the investors whose names are set forth in Part B of Exhibit B (collectively, the “Series B Investors” and each a “Series B Investor”);

(50)                          Each of the investors whose names are set forth in Part C-1 of Exhibit B (collectively, the “Series C-1 Investors” and each a “Series C-1 Investor”);

(51)                          Each of the investors whose names are set forth in Part C-2 of Exhibit B (collectively, the “Series C-2 Investors” and each a “Series C-2 Investor”, together with Series C-1 Investors, the “Series C Investors” and each a “Series C Investor”);

(52)                          Each of the investors whose name are set forth in Part D of Exhibit B (the “Series D Investors” and each a “Series D Investor”);

(53)                          Each of the investors whose name are set forth in Part E of Exhibit B (the “Series E Investors” and each a “Series E Investor”);

(54)                          Each of the investors whose name are set forth in Part F of Exhibit B (the “Series F Investors” and each a “Series F Investor”);

(55)                          Each of the investors whose name are set forth in Part G of Exhibit B (the “Series A-1 Investors” and each a “Series A-1 Investor”, together with Series A Investors, the “Series A Preferred Investors” and each a “Series A Preferred Investor”);

(56)                          Each of the investors whose name are set forth in Part H-1 of Exhibit B (the “Series G USD Investors” and each a “Series G USD Investor”);

(57)                          Each of the investors whose name are set forth in Part H-2 of Exhibit B (the “Series G RMB Investors” and each a “Series G RMB Investor”, together with Series G USD Investors, the “Series G Investors”, and each a “Series G Investor”); and

(58)                          Each of the investors whose name are set forth in Part I of Exhibit B (the “Series G+ Investors” and each a “Series G+ Investor”, together with Series A Preferred Investors, Series B Investors, Series C Investors, Series D Investors, Series E Investors, Series F Investors and Series G Investors, the “Investors”).

(59)                          Each of the Founder, the Founder Holding Company, the Investors and any and all other persons and entities holding any shares of the Company from time to time shall be hereinafter referred to as a “Shareholder” and collectively, the “Shareholders”.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.

RECITALS

A.                                              On November 23, 2017, the Company entered into a number of series G+ share subscription agreements with, among others, each of Kingkey New Era Auto Industry Global Limited (京基新興汽車產業國際有限公司) (“Kingkey Global”), Apex Ease Limited (領逸有限公司) (“Apex Ease”); on December 6, 2017, the Company entered into a series G+ share subscription agreement with, among others, Huangpu Investment Holding Limited (“Chamc”) (collectively, the “Series G+ Subscription Agreements”, and each a “Series G+ Subscription Agreement”). Pursuant to the Series G+ Subscription Agreements, the Company issued and sold to the Series G+ Investors, and the Series G+ Investors purchased from the Company, an aggregate of 6,792,200 series G+ redeemable convertible preferred shares of the Company with par value of US$0.001 per share (the “Series G+ Preferred Shares”).

B.                                              A Thirteenth Amended and Restated Shareholders Agreement was entered into on November 27, 2017 by and among the Series A Investors, Series A-1 Investors, the

Series B Investors, the Series C Investors, the Series D Investors, the Series E Investors, the Series F Investors, the Series G Investors, the Company, Uxin HK, the Founder, the Founder Holding Company, the PRC Domestic Company, the WFOE, certain PRC Subsidiaries and certain other parties thereto in relation to the management of the Company and the relationship between the shareholders of the Company and other related parties (the “Existing Shareholders Agreement”).

C.               The capital structure of the Company (on a fully diluted basis) immediately after the Closing under the Series G+ Subscription Agreements shall be as set forth in Part I of Exhibit C hereto. The capital structure of Yougu Shanghai (on a fully diluted basis) immediately after the Closing under the Series G+ Subscription Agreements shall be as set forth in Part II of Exhibit C hereto.

D.               The parties hereto now wish to enter into this Agreement on the terms and conditions set forth herein, which shall supersede and replace in its entirety the Existing Shareholders Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.                                      DEFINITIONS

1.1              For purposes of this Agreement, the following terms shall have the following meanings:

“Additional Number” has the meaning set forth in Section 5.3(b).

“Additional Offered Shares” has the meaning set forth in Section 6.2(b)(iv).

“Additional Transfer Notice” has the meaning set forth in Section 6.2(a)(iv).

“Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include, without limitation, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons. In the case of an Investor, the “Affiliate” shall include (i) any Person who holds Preferred Shares of the Company as a nominee for the Investor, (ii) any shareholder of the Investor, (iii) any entity or individual who has a direct or indirect interest in the Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by, the Investor or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, an Investor shall not be deemed to be an Affiliate of any Group Company.

“Aggregate Par Value” has the meaning set forth in Section 11.6(a).

“Agreement” has the meaning set forth in the Preamble.

“Amended M&AA” means the Seventeenth Amended and Restated Memorandum and Articles of Association of the Company.

“Applicable Law” or “Applicable Laws” means, with respect to any Person, relevant provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, government approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or interpretation and administration of any of the foregoing by, any Governmental Authority, whether in effect as at the date hereof or thereafter and in each case as amended or re-enacted, applicable to such Person or any of its assets or undertakings.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Back Door Listing” has the meaning set forth in the Definition.

“Baidu” means Baidu (Hong Kong) Limited, a limited liability company incorporated under the laws of Hong Kong, and/or its Affiliates.

“Baidu Director” has the meaning set forth in Section 3.2(a).

“Baidu Option Period” has the meaning set forth in Section 7.3.

“Baidu Restricted Person” means any of the following: (i) Bitauto Holdings Ltd. (NYSE:BITA) and its Affiliates, (ii) Qihoo 360 Technology Co., Ltd. (NYSE:QIHU) and its Affiliates, (iii) JD.com, Inc. (NASDAP: JD) and its Affiliates, (iv) Tencent Holdings Limited (SEHK 700) and its Affiliates, and (v) Alibaba Group Holding Limited (NYSE: BABA) and its Affiliates; and collectively the “Baidu Restricted Persons”.

“Board” shall mean the board of directors of the Company.

“Borui Huaxin” means Zhuhai Hengqin Boruihuaxin Investment Partnership (Limited Partnership) (珠海横琴博睿华新投资合伙企业（有限合伙）)

“Business” shall mean the business currently being engaged or proposed to be engaged by the Group Companies and other business as approved by the Board from time to time.

“Business Day” means, any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Applicable Laws or executive order to be closed in Beijing or Hong Kong or Cayman Islands or New York.

“Boyu Financing Lease” has the meaning set out in the Preamble.

“CFC” has the meaning set forth in Section 11.3(a).

“CFC Affected Investor” has the meaning set forth in Section 11.3(a).

“Chebole Beijing” has the meaning set out in the Preamble.

“Circular 37” means the Notice on Relevant Issues concerning Foreign Exchange Administration of Oversea Investment and Financing and Inbound Investment through Offshore Special Purpose Companies by Domestic Residents (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37 号)) issued by the State Administration for Foreign Exchange on July 4, 2014, as amended.

“ClearVue” means ClearVue UXin Holdings, Ltd..

“Closing” has the meaning set forth in the Series G+ Subscription Agreements.

“Coatue” means Coatue Hybrid Asia II LLC, a private company limited by shares duly established and validly existing under the laws of the State of Delaware.

“Code” has the meaning set forth in Section 11.3(a).

“Company” has the meaning set forth in the preamble.

“Company ROFR Period” has the meaning set for in Section 6.2(a)(i).

“Confidential Information” has the meaning set forth in Section 9.1.

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlled” and “Control” have the meaning correlative to the foregoing.

“Conversion Shares” means the Ordinary Shares issued or issuable pursuant to conversion of the Preferred Shares.

“Co-Sale Holder” has the meaning set forth in Section 6.3.

“Co-Sale Notice” has the meaning set forth in Section 6.3.

“Co-Sale Pro Rata Portion” has the meaning set forth in Section 6.3(a).

“Co-Sale Right Period” has the meaning set forth in Section 6.3.

“Covenantors” means the Group Companies, the Founder and the Founder Holding Company, and a “Covenantor” means any of them.

“Deed of Adherence” has the meaning set forth in Section 5.

“Defaulting Series G RMB Investors” has the meaning set forth in Section 11.6(e).

“Disclosing Party” has the meaning set forth in Section 9.4.

“Dispute” has the meaning set forth in Section 12.12.

“Drag-Along Purchaser” has the meaning set forth in Section 7.1.

“Drag-Along Requestors” has the meaning set forth in Section 7.1.

“Drag-Along Transaction” has the meaning set forth in Section 7.1.

“Drag-Along Transaction to Baidu Restricted Persons” has the meaning set forth in Section 7.3.

“Encumbrance” means (a) any mortgage, charge, pledge, lien, hypothecation, deed of trust, title retention, security interest, or other third-party rights of any kind securing or conferring any priority of payment in respect of any obligation of any Person, any other restriction or limitation; (b) any easement or covenant granting a right of use or occupancy to any Person; (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, right of pre-emptive negotiation, or refusal or transfer restriction in favor of any Person; (d) any adverse claim as to title, possession, or use, and includes any agreement or arrange for any of the same.

“Existing Shareholders Agreement” has the meaning set forth in the Recitals.

“Extension Period” has the meaning set forth in Section 6.2(b)(iv).

“Fairlubo” has the meaning set forth in the Preamble.

“Fairlubo HK” has the meaning set out in the Preamble.

“Fengshun Lubao” has the meaning set forth in the Preamble.

“Financing Terms” has the meaning set forth in Section 9.1.

“First Closing” means the concurrent closing as set forth in the series G share subscription agreements respectively entered into by and among the Company, the other parties thereto and each of Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（有限合伙）) (dated on December 26, 2016), TPG Growth III SF Pte. Ltd. (dated on December 27, 2016), Redrock Holding Investments Limited (dated on December 27, 2016), Internet Fund II Pte. Ltd. (dated on December 27, 2016), JenCap UX (dated on December 27, 2016), Ray Galaxy Limited (dated on December 27, 2016), Turbo Wise Investment Limited (dated on December 28, 2016), Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）) (dated on December 30, 2016).

“First Participation Notice” has the meaning set forth in Section 5.3(a).

“First Participation Period” has the meaning set forth in Section 5.3(a).

“First Refusal Expiration Notice” has the meaning set forth in Section 6.2(e).

“Founder” has the meaning set forth in the Preamble.

“Founder Holding Company” has the meaning set forth in the Preamble.

“Fully Participating Investors” has the meaning set forth in Section 5.3(b).

“GloryFin HK” has the meaning set forth in the Preamble.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group” or “Group Companies” means the Company and its Subsidiaries (including without limitation UcarEase BVI, Uxin Used Car Cayman, the Uxin HK, GloryFin HK, UcarShow HK, Perfect Harmony, Fairlubo, Fairlubo HK,UcarBuy BVI, UcarBuy HK, Xin Limited, Xin HK and the PRC Companies) and “Group Company” means any of them.

“HeYu” means Xinyu Youteng Investment Partnership (Limited Partnership) (新余优腾投资合伙企业（有限合伙）).

“Hillhouse” means Hillhouse UX Holdings Limited and/or its Affiliates.

“Hillhouse Director” has the meaning set forth in the Section 3.2(a).

“Huasheng” means Shanghai Huasheng Lingfei Equity Investment (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）).

“HKIAC” has the meaning set forth in Section 12.12(b).

“Holding Vehicle” has the meaning set forth in Section 6.6(a).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Huaxin” means the entity that holds more equity interests in the Group Companies between Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（ 有限合伙） ) and Zhuhai Hengqin Boruihuaxin Investment Partnership (Limited Partnership) (珠海横琴博睿华新投资合伙企业（有限合伙）).

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

“Immediate Family Member” has the meaning set forth in Section 6.5.

“Information” has the meaning set forth in Section 3.2(f).

“Information Rights” has the meaning set forth in Section 3.1(a)(viii).

“Initiating Holders” has the meaning set forth in Section 4.3(b).

“Inspection Rights” has the meaning set forth in Section 3.1(b).

“Investor” has the meaning set forth in the Preambles.

“Investor Director” means any director designated and/or appointed by KINGKEY, LC, Hillhouse, Tiger, WP, Baidu, JC, or TPG respectively to the Board pursuant to this Agreement, and the “Investor Directors” means all of them.

“Investor ROFR Period” has the meaning set forth in Section 6.2(b)(i)

“IPO” means (1) the filing of initial public offering of the Group Companies or any Group Company in Shanghai Stock Exchange or Shenzhen Stock Exchange; (2) the filing of major assets restructuring where the Group Companies or any Group Company being the target company of an listed company (“Back Door Listing”) in any stock exchange in the PRC; or (3) a firm-commitment underwritten initial public offering or Back Door Listing by the Group Companies or any Group Company pursuant to a registration statement that is filed with and declared effective by the SEC under the Securities Act or in a jurisdiction other than the United States and the PRC which results in the Ordinary Shares or all the shares (as required by the relevant laws and regulations) of the Group Companies or any Group Company being traded publicly on an internationally recognized securities exchange at a public offering price (prior to customary underwriters’ discounts and commissions and expenses) or a sale price (in the Back Door Listing).

“JC” means JenCap UX, a private company limited by shares duly established and validly existing under the Cayman Islands with its registered office located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and/or its Affiliates.

“JC Director” has the meaning set forth in Section 3.2(a).

“Kaifeng Financing Lease” has the meaning set forth in the Preamble.

“KINGKEY” means KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司).

“KINGKEY Director” has the meaning set forth in Section 3.2(a).

“KKR” means Turbo Wise Investment Limited, a limited liability company incorporated in the Hong Kong, and/or its Affiliates.

“LC” means LC Fund V, L.P., and LC Parallel Fund V, L.P., each a partnership formed in Cayman Islands with its registered office located at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.

“LC Director” has the meaning set forth in Section 3.2(a).

“Lead Directors” means the LC Director, Hillhouse Director, Tiger Director, WP Director, Baidu Director, JC Director and TPG Director.

“Liquidation Event” has the meaning set forth in the Amended M&AA.

“Lubao WFOE” has the meaning set out in the Preamble.

“New China” means PINE CASTLE HOLDINGS LIMITED, a company duly incorporated and validly existing under the laws of Hong Kong.

“New Securities” has the meaning set forth in Section 5.2.

“Non-Selling Shareholders” has the meaning set forth in Section 6.1.

“ODI Approvals” means all consents, approvals, or registrations, qualifications, or filings by or with any Governmental Authority or any third party that are required to be obtained by the Series G RMB Investors to make investment in a foreign entity, including but not limited to (1) (x) filing or approval by the National Development and Reform Commission or its local counterparts and filing or approval by the Ministry of Commerce or its local counterparts, or (y) filing with the Management Committee in the Free Trade Zone in Shanghai (as the case may be); (2) foreign exchange registration at an authorized bank; (3) consent by an authorized bank with sufficient swap lines.

“Offered Shares” has the meaning set forth in Section 6.1.

“Ordinary Directors” has the meaning set forth in Section 3.2(a).

“Ordinary Shares” means the ordinary shares of the Company with par value of US$0.001 per share.

“Overallotment New Securities” has the meaning set forth in Section 5.3(b).

“Over-Purchasing Holder” has the meaning set forth in Section 6.2(b)(iv).

“Overseas IPO” means an IPO in a jurisdiction other than the PRC.

“Oversubscribing Fully Participating Investor” has the meaning set forth in Section 5.3(b).

“Participation Rights Holder” has the meaning set forth in Section 5.

“Perfect Harmony” has the meaning set forth in the Preamble.

“Permitted Transfer” has the meaning set forth in Section 6.5.

“Permitted Transferee” has the meaning set forth in Section 6.5.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PFIC” has the meaning set forth in Section 11.3(b).

“PRC” or “China” means the People’s Republic of China but solely for the purposes of this Agreement and other Transaction Documents excluding Hong Kong, the Macau Special Administrative Region of the PRC and the island of Taiwan.

“PRC Companies” means the WFOE, the PRC Domestic Company, Lubao WFOE, Fengshun Lubao, Tianjin Lubao, Shanghai Lubao, Kaifeng Financing Lease, Boyu Financing Lease, Youxin Pengda, Youhan Shanghai, Youxin Auction, Youxin Automobile, Youxin Yuecheng, Yougu Shanghai, Youxuan Beijing, Youzhen Beijing, Youfang Beijing, Youxin

Shanghai, Youyuan Beijing, Xinhong Shanghai, Youxin Yishouche, Chebole Beijing, Youxin Shuxiang, Youxin Ruida Assets and the PRC Subsidiaries, and a “PRC Company” means any of them.

“PRC Domestic Company” has the meaning set forth in the Preamble.

“PRC GAAP” means the China Accounting Standards ( 企业会计准则) as promulgated and amended from time to time and their interpretations, guidelines and implementation rules, which collectively are accepted as generally accepted accounting principles in the PRC.

“PRC Subsidiaries” and “PRC Subsidiary” has the meaning set forth in the preamble.

“Preferred Shares” shall mean the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares, Series G Preferred Shares and Series G+ Preferred Shares, and a “Preferred Share” shall mean any of them.

“Preferred Directors” means any five (5) of the Investor Directors.

“Preferred Majority Holders” means the Investors holding such number of Preferred Shares which represent at least fifty-one percent (51%) of the Ordinary Shares into which all of the then outstanding Preferred Shares are convertible (on an as-converted basis).

“Pro Rata Share” has the meaning set forth in Section 5.1.

“Purchasing Holders” has the meaning set forth in Section 6.2(b)(iv).

“QEF Investor” has the meaning set forth in Section 11.3(b).

“Qualified IPO” has the meaning given to such term in the Amended M&AA.

“Re-allotment Notice” has the meaning set forth in Section 6.2(b)(iv).

“Remaining Offered Shares” has the meaning set forth in Section 6.2(b)(iv).

“Request Notice” has the meaning set forth in Section 4.3(a).

“Restructuring Documents” has the meaning set forth in the Series G+ Subscription Agreements and the Series G Subscription Agreements.

“Right of Participation” has the meaning set forth in Section 5.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“Second Participation Notice” has the meaning set forth in Section 5.3(b).

“Second Participation Period” has the meaning set forth in Section 5.3(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time, and the rules and regulations promulgated thereunder.

“Selling Shareholder” has the meaning set forth in Section 6.1.

“Series A Investors” and “Series A Investor” has the meaning set forth in the Preamble.

“Series A-1 Investors” and “Series A-1 Investor” has the meaning set forth in the Preamble.

“Series A Preferred Investors” and “Series A Preferred Investor” has the meaning set forth in the Preamble.

“Series A Preferred Shares” means the Series A Shares and the Series A-1 Shares, and a “Series A Preferred Share” means any one of them.

“Series A Shares” means the series A preferred shares of the Company, par value US$0.001 per share.

“Series A-1 Shares” means the series A-1 preferred shares of the Company, par value US$0.001 per share.

“Series B Investors” and “Series B Investor” has the meaning set forth in the Preamble.

“Series B Preferred Shares” means the series B preferred shares of the Company, par value US$0.001 per share.

“Series C Investors” and “Series C Investor” has the meaning set forth in the Preamble.

“Series C Preferred Shares” means Series C-1 Preferred Shares and Series C-2 Preferred Shares, and a “Series C Preferred Share” means any one of them.

“Series C-1 Investors” and “Series C-1 Investor” has the meaning set forth in the preamble.

“Series C-1 Preferred Shares” means the series C-1 redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series C-2 Investors” and “Series C-2 Investor” has the meaning set forth in the preamble.

“Series C-2 Preferred Shares” means the series C-2 redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series C Subscription Agreement” means the Series C Share Subscription Agreement dated March 7, 2014 by and among the Company, certain Series C Investors and other parties thereto in connection with the issuance and subscription of Series C Preferred Shares.

“Series D Investors” and “Series D Investor” has the meaning set forth in the preamble.

“Series D Preferred Shares” means the series D redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series E Investors” and “Series E Investor” has the meaning set forth in the preamble.

“Series E Preferred Shares” means the series E redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series F Investors” and “Series F Investor” has the meaning set forth in the preamble.

“Series F Preferred Shares” means the series F redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series G Investors” and “Series G Investor” has the meaning set forth in the preamble.

“Series G RMB Framework Agreements” means the respective framework agreements regarding investment in the Group Companies that the Company entered into with Yougu Shanghai, the WFOE, the Founder, and each of Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（有限合伙） ) (dated on December 26, 2016), and Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）) (dated on December 30, 2016).

“Series G RMB Investors” and “Series G RMB Investor” has the meaning set forth in the preamble.

“Series G Preferred Shares” means the series G redeemable convertible preferred shares of the Company, par value US$0.001 per share.

“Series G Subscription Agreements” means the series G share subscription agreements respectively entered into by and among the Company, the other parties thereto and each of Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（有限合伙）) (dated on December 26, 2016), TPG Growth III SF Pte. Ltd. (dated on December 27, 2016), Redrock Holding Investments Limited (dated on December 27, 2016), Internet Fund II Pte. Ltd. (dated on December 27, 2016), JenCap UX (dated on December 27, 2016), Ray Galaxy Limited (dated on December 27, 2016), Turbo Wise Investment Limited (dated on December 28, 2016), Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）) (dated on December 30, 2016), ClearVue UXin Holdings, Ltd. (dated on June 20, 2017), PINE CASTLE HOLDINGS LIMITED (dated on June 30, 2017), KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司) (dated on August 31, 2017) and BOCOM International Supreme Investment Limited (dated on November 23, 2017).

“Series G USD Investors” and “Series G USD Investor” has the meaning set forth in the preamble.

“Series G+ Investors” and “Series G+ Investor” has the meaning set forth in the preamble.

“Series G+ Preferred Shares” has the meaning set forth in the Recitals.

“Series G+ Subscription Agreements” has the meaning set forth in the Recitals.

“Shanghai Lubao” has the meaning set forth in the Preamble.

“Shares” means the Ordinary Shares, the Preferred Shares and shares of any other class or series in the share capital of the Company, and a “Share” means any of them.

“Share Restriction Agreement” means the share restriction agreement dated July 17, 2012 by and among the Company, Series A Investors, the Founder and the Founder Holding Company.

“Shareholder” or “Shareholders” has the meaning set forth in the Preamble.

“Snow Lake” means Snow Lake China Master Fund, Ltd., a limited liability company incorporated in the Cayman Islands.

“Special Drag-Along Notice” has the meaning set forth in Section 7.3.

“Subsidiary” shall mean, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such entity are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the IFRS, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include UcarEase BVI, Uxin Used Car Cayman, the Uxin HK, GloryFin HK, UcarShow HK, Perfect Harmony, Fairlubo, Fairlubo HK, UcarBuy BVI, UcarBuy HK, Xin Limited, Xin HK, the PRC Companies and any other Subsidiary to be established by any of them from time to time.

“Subsidiary Board” has the meaning set forth in Section 3.2(b).

“Super Majority Holders” has the meaning set forth in Section 8.1.

“Tencent” means collectively, THL A7 Limited, an entity formed in British Virgin Islands with its registered office located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and Tencent Growthfund Limited, an entity formed in the Cayman Islands with its registered office located at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

“Tianjin Lubao” has the meaning set forth in the Preamble.

“Tiger” means collectively, Tiger Global Eight Holdings, a private company limited by shares duly established and validly existing under the laws of the Republic of Mauritius and Internet Fund II Pte. Ltd., a corporation formed under the laws of Singapore.

“Tiger Director” has the meaning set forth in Section 3.2(a).

“Top-Up Payment” has the meaning set forth in Section 11.6(b).

“TPG” means TPG Growth III SF Pte. Ltd., a private company limited by shares incorporated in the Republic of Singapore, and/or its Affiliates.

“TPG Director” has the meaning set forth in Section 3.2(a).

“Trade Sale” means either (i) a merger, amalgamation, consolidation or other business combination of any Group Company with or into any Person, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, (ii) the sale, lease, transfer, exclusive license to a third party or other disposition of all or substantially all of the assets of the Group Companies taken as a whole (including the equity securities and/or contractual arrangements by which any Group Company owns and/or Controls any other Group Company, the licenses and permits necessary to conduct the business of the Group Companies in the PRC and the intellectual property assets of the Group Companies taken as a whole) or (iii) the sale (whether by merger, reorganization or other transaction) of a majority of the outstanding voting securities of any Group Company.

“Transaction Documents” means this Agreement, the Series G+ Subscription Agreements, the Disclosure Letter (as defined in the Series G+ Subscription Agreements), the Amended M&AA, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer” has the meaning set forth in Section 6.1.

“Transfer Notice” has the meaning set forth in Section 6.1.

“UcarBuy BVI” has the meaning set out in the Preamble.

“UcarBuy HK” has the meaning set out in the Preamble.

“UcarEase BVI” has the meaning set forth in the Preamble.

“UcarEase HK” has the meaning set forth in the Preamble.

“UcarShow HK” has the meaning set forth in the Preamble.

“Uxin HK” has the meaning set forth in the Preamble.

“Uxin Used Car Cayman” has the meaning set forth in the Preamble.

“Violation” has the meaning set forth in Section 4.9(a).

“WFOE” has the meaning set out in the Preamble.

“WP” means Redrock Holding Investments Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands.

“WP Director” has the meaning set forth in Section 3.2(a).

“Wuzhou Huaxin” means Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（有限合伙）).

“Xin HK” has the meaning set forth in the Preamble.

“Xinhong Shanghai” has the meaning set forth in the Preamble.

“Youtu Beijing” has the meaning set forth in the Preamble.

“Youfang Beijing” has the meaning set forth in the Preamble.

“Youhan Shanghai” has the meaning set forth in the Preamble.

“Youxin Auction” has the meaning set forth in the Preamble.

“Youxin Automobile” has the meaning set forth in the Preamble.

“Youxin Business” has the meaning set forth in the Preamble.

“Youxin Chengdu” has the meaning set forth in the Preamble.

“Youxin Shanghai” has the meaning set forth in the Preamble.

“Youxin Shuxiang” has the meaning set forth in the Preamble.

“Youxinpai Auction” has the meaning set forth in the Preamble.

“Youxinpai Sichuan Auction” has the meaning set forth in the Preamble.

“Youxinpai Second Hand Car” has the meaning set forth in the Preamble.

“Yougu Shanghai” has the meaning set forth in the Preamble.

“Youxin Yishouche” has the meaning set forth in the Preamble.

“Youxin Yilian” has the meaning set forth in the Preamble.

“Youxin Pengcheng” has the meaning set forth in the Preamble.

“Youxin Pengda” has the meaning set forth in the Preamble.

“Youxin Ruida Assets” has the meaning set forth in the Preamble.

“Youxin Yuecheng” has the meaning set forth in the Preamble.

“Youxuan Beijing” has the meaning set forth in the Preamble.

“Youyuan Beijing” has the meaning set forth in the Preamble.

“Youzhen Beijing” has the meaning set forth in the Preamble.

“Everbright” means Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）).

1.2                                         The provisions of Section 1.2 of the Series G+ Subscription Agreements entered into between the Company and other parties hereto shall apply to this Agreement mutatis mutandis as if set forth in full herein.

2.                                      PRINCIPLES

2.1                               Look-Through Principles

(a)                                 Rights of Series G RMB Investors

(i)                                                        For the purpose of this Agreement and the Amended M&AA, the Parties acknowledge and agree that each Series G RMB Investor shall be entitled to the same rights and subject to the same obligations of, and shall rank pari passu with each other holder of Series G Preferred Shares as provided hereunder and in the Amended M&AA.

(ii)                                                     For the avoidance of doubt and without limitation to other provisions set forth under this Agreement, each of the Series G RMB Investors irrevocably (i) waives any and all governance, economic and other rights it may enjoy as a shareholder of Yougu Shanghai pursuant to Applicable Laws, and (ii) agrees not to acquire, transfer, sell or otherwise dispose or encumber any equity interests in Yougu Shanghai, except as expressly permitted or required by this Agreement and/or the Amended M&AA.

(iii)                                                  In no event shall any Series G RMB Investor be entitled to any duplication of rights or benefits (including without limitation any economic rights or governance rights) or receive any rights or benefits in addition to the rights and benefits provided to the Shareholders under this Agreement and/or the Amended M&AA by virtue of its holding of any equity interest in Yougu Shanghai or by virtue of the execution of any contractual document(s) in connection with Yougu Shanghai to which any Series G RMB Investor is a party.

(b)                                 Adjustment of Equity Interest in Yougu Shanghai

(i)                                                        The Parties acknowledge that, each Series G RMB Investor’s percentage of equity interest in the Company shall be equal to its respective percentage of equity interest in Yougu Shanghai. The Parties intend that any adjustment to a Series G RMB Investor’s percentage of equity interest in the Company should trigger an adjustment in Yougu Shanghai (“Adjustment”), so that, upon the closing of such Adjustment, each Series G RMB Investor’s percentage of equity interest in Yougu Shanghai shall reflect such Series G RMB Investor’s percentage of equity interest in the Company. The Shareholders and Yougu Shanghai shall discuss in good faith to determine the most effective way to implement any such Adjustment.

3.                                      INFORMATION RIGHTS, INSPECTION RIGHTS AND BOARD REPRESENTATION

3.1                               Information Rights and Inspection Rights

(a)                                 Information Rights

The Company covenants and agrees that, commencing on the date of this Agreement, so long as any Investor holds any Preferred Share and/or Conversion Share, the

Company will (and each Covenantor shall procure the Company and other Group Companies to) deliver to such Investor:

(i)                                               within ninety (90) days after the end of each fiscal year, audited annual consolidated financial statements of the Group Companies for such fiscal year, audited by an accounting firm approved by the Board (including the consent of the Preferred Directors) in accordance with IFRS or if the Preferred Majority Holders give written consent to use PRC GAAP for a specific fiscal year, in accordance with PRC GAAP for such specific fiscal year;

(ii)                                            within thirty (30) days after the end of each calendar quarter, unaudited quarterly consolidated financial statements of the Group Companies;

(iii)                                         within twenty-one (21) days after the end of each calendar month, unaudited monthly consolidated financial statements of the Group Companies with an analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures and the figures presented in the annual budget;

(iv)                                        no later than thirty (30) days before each fiscal year, an annual consolidated budget of the Group Companies approved in accordance with Section 8.1 for the such fiscal year;

(v)                                           disclosure of major projects and interested party transactions of any of the Group Companies, within fifteen (15) days after the end of each calendar quarter, or such other periodic operating metrics of such Group Company as reasonably requested by the holders of at least sixty percent (60%) of the then outstanding Preferred Shares (calculated on an as-converted basis);

(vi)                                        (x) prompt written notice of any material litigation, material judgment against any of the Group Companies, and any other event that may have a material adverse effect on the operations and financial condition of any of the Group Companies, and (y) prompt written notice of any notice from any Governmental Authority of the non-compliance with any Applicable Law by any of the Group Companies;

(vii)                                     any information delivered by the Group Companies to any of the Company’s Shareholders other than such Investor(s), such as the monthly operating reports, material events disclose, etc.;

(viii)                                  upon the written request by the Investor(s), such other information of the Group Companies as such Investor(s) shall reasonably request;

(ix)                                        the Group Company information described in Section 11.3(a) required by an Investor to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return; and

(x)                                           the annual financial information described in Section 11.3(b), as relates to any Investor that has made a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filed a “Protective Statement” pursuant to Treasury Regulation Section 1.1295-3 (the rights to have access to the information set out in Sections 3.1(a)(i) to (x) collectively, the “Information Rights”).

All the financial statements to be provided to the Investors pursuant to this Section 3.1 shall be prepared in conformance with IFRS or if agreed by the Preferred Majority Holders, PRC GAAP in English or any other language approved by the Board, which approval shall include the approval of the Preferred Directors and shall consolidate all of the financial results of the Group Companies. All the information (including without limitation the financial statements) provided by the Company to the Investors pursuant to this Section 3.1 shall be verified and certified as true, correct and not misleading by the chief executive officer and the chief financial officer of the Company.

(b)                                           Inspection Rights

Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, so long as any Investor holds any Preferred Share and/or Conversion Share, such Investor shall have the right to (i) inspect the properties, facilities, records and books of each of the Group Companies at any time during regular working hours upon reasonable prior notice to the relevant Group Company, and to make extracts and copies therefrom at the cost of such Investor who requests to make such extracts and copies, and (ii) discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants and legal counsel, and (iii) compel an audit of any Group Company at any time at the cost of such Investor who has requested for such audit; provided that such audit shall be conducted no more than twice a year (the “Inspection Rights”).

(c)                                            Termination of Rights

The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified IPO.

3.2                                                  Board of Directors

(a)                                           Number of Directors

The Company’s Amended M&AA shall provide that the Board consists of up to sixteen (16) members, and the number of directors shall not be changed except pursuant to any other provision in this Agreement or pursuant to an amendment to this Agreement and the Amended M&AA. So long as the Founder directly or indirectly holds no less than seventy percent (70%) of the Shares he holds as of the date of this Agreement, the Founder Holding Company shall be entitled to appoint the chief executive officer of the Company as a director (who shall also be the chairman of the Board) and another seven (7) persons as directors (i.e., eight (8) persons in total, the “Ordinary Directors” collectively) to serve on the Board; so long as KINGKEY holds any Shares of the Company, KINGKEY shall be entitled to designate and remove one (1) director to serve on the Board (the “KINGKEY Director”); so long as LC holds any Shares of the Company, LC shall be entitled to designate and remove one (1) director to serve on the Board (the “LC Director”); so long as Hillhouse holds any Shares of the Company, Hillhouse shall be entitled to designate and remove one (1) director to serve on the Board (the “Hillhouse Director”); so long as Tiger holds any Shares of the Company, Tiger shall be entitled to designate and remove one (1) director to serve on the Board (the “Tiger Director”); so long as WP holds any Shares of the Company, WP shall be entitled to designate and remove one (1) director to serve on the Board (the “WP Director”); so long as Baidu holds any Shares of the Company; Baidu shall be entitled to designate and remove one (1) director to serve on the Board (the “Baidu Director”); so long as JC holds any

Shares of the Company, JC shall be entitled to designate and remove one (1) director to serve on the Board (the “JC Director”); and so long as TPG holds any Shares of the Company, TPG shall be entitled to designate and remove one (1) director to serve on the Board (the “TPG Director”). Each director of the Company shall be entitled to one vote for the purpose of any Board meeting or written Board resolution, provided that in case of an equality of votes the director who is the chairman of the Board shall have a second or casting vote (for the avoidance of doubt, the foregoing sentence shall not prejudice Section 8.2). If there is any vacancy on the Ordinary Directors, the Founder, in his capacity as a Director, is entitled to such number of votes at all meetings of the Board or of any committee as are equal to the number of vacated Ordinary Director positions plus one, until the vacancy has been filled by the vote or written consent of the Founder Holding Company.

(b)                                           Subsidiary Boards

Each relevant Investor (including LC, KINGKEY, Hillhouse, Tiger, WP, Baidu, JC and TPG) shall be entitled to nominate and appoint the same number of directors to the board of directors (or similar body) of each of the Company’s Subsidiaries (each, a “Subsidiary Board”) as it is entitled to appoint to the Board of the Company, and upon request of such relevant Investor, the parties hereto shall procure that such nominee(s) are appointed to the relevant Subsidiary Board. Each Subsidiary Board shall consist of the same persons as constitute the Board from time to time, unless any Investor has not exercised its right to appoint directors to the Subsidiary Board as provided in this Section 3.2(b).

(c)                                            Committees

Each committee established by any Group Company shall include the Lead Directors. Each of the Founder, the Founder Holding Company and Group Companies covenants and agrees to take any and all action necessary to ensure that the Lead Directors serve on such committees are not removed unless requested by the Investors who initially appointed such Lead Directors.

(d)                                           Board Meeting

The Board shall meet at least once in each fiscal quarter, unless otherwise determined by the Board (with the consent of the Preferred Directors). All meetings of the board of directors of any Group Company (or any committee thereof) shall be held either telephonically or in person or via other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Each Group Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of its board of directors and any committee thereof.

(e)                                            Observer

Each of WP, Hillhouse, Tiger, LC, KINGKEY, Tencent, Coatue, Baidu, KKR, JC, Huaxin and Everbright, so long as it holds any Shares of the Company, shall have the right, but not the obligation, to designate one representative to attend meetings of the Board and any Subsidiary Board and to receive notices of board meeting and relevant materials circulated to the directors as an observer, provided that such observer, prior to such attendance, agrees in writing to keep all information obtained in such observation process strictly confidential and not to use such information for any purpose other than reporting to the party by which such observer is designated.

(f)                                             Corporate Opportunity

The Covenantors and the holders of Ordinary Shares agree and acknowledge that the Investors and any of their respective Affiliates will likely have, from time to time, information that may be of interest to any Group Company or their Affiliates (the “Information”) regarding a wide variety of matters including, but not limited to (i) any Investor’s or its Affiliate’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments any Investor or its Affiliates have made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of any of Group Company or any of its Affiliates, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with any of the Group Company or any of its Affiliates. The Covenantors and the holders of Ordinary Shares recognize that a portion of such Information may be of interest to any Group Company or any of its Affiliates. Such Information may or may not be known by any Group Company or any of its Affiliates. The Covenantors and the holders of Ordinary Shares, as a material part of the consideration for this Agreement, agree that the Investors and the Investor Directors shall not have any duty to disclose any Information to any Group Company or any of its Affiliates, or permit any Group Company or any of its Affiliates to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to any Group Company or any of its Affiliates if it were aware of such Information, and hereby waive to the extent permitted by Applicable Law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor’s ability to pursue opportunities based on such Information or otherwise, or that would require any Investor, any representative of any Investor or any Investor Director to disclose any such Information to any Group Company or any of its Affiliates or offer any opportunity relating thereto to any Group Company or any of its Affiliates. Each Covenantor and the holders of Ordinary Shares acknowledge that the Investors are in the business of private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Group Companies or any of its Affiliates. Nothing in this Agreement shall preclude or in any way restrict an Investor or its Affiliates from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Group Companies or any of its Affiliates.

4.                                                REGISTRATION RIGHTS

4.1                                 Applicability of Rights

The Investors shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

For the purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such event all references in this Agreement to the

Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, and to U.S. law and the SEC, shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

4.2                                 Definitions

For purposes of this Section 4:

(a)                                           Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)                                           Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any of the Preferred Shares, and (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Preferred Shares, and (3) Ordinary Shares issued or issuable in respect of the Ordinary Shares described in clause (1) and (2) above upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Shares, and (4) any depositary receipts issued by an institutional depositary representing any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 4 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                            Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all the then outstanding securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(d)                                           Holder. For purposes of this Section 4, the term “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 4 have been duly assigned in accordance with this Agreement.

(e)                                            Form F-3 or Form S-3. The term “Form F-3” or “Form S-3” means such respective form under the Securities Act (including Form S-3 or Form F-3, as appropriate)or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                             SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)                                            Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections4.3, 4.4 and 4.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, and fees charged by share registrar and depository agent, reasonable fees and disbursements of one (1) special counsel for the Holders (if different from counsels to the Company), reasonable fees and disbursements for any special legal opinions as requested by the Company, the underwriters or their counsel, “blue sky” fees and expenses and the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                           Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 4.3, 4.4or 4.5 hereof.

(i)                                               Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

4.3                                 Demand Registration

(a)                                           Request by Holders. Subject to the terms of this Agreement, if the Company shall, at any time after the earlier of (i) expiry of five (5) years following the Closing or (ii) expiry of six (6) months following the effective date of a registration statement for an IPO, receive a written request from any Holder of at least 30% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (other than Form F-3 or Form S-3) covering the registration of a minimum 20% of the Registrable Securities of such requesting Holders (or any lesser percentage if the anticipated gross proceeds to the Company from the registration shall exceed US$5,000,000) pursuant to this Section 4.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders of the Registrable Securities, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice.

(b)                                           Underwriting. If the Holders initiating the registration request under this Section 4.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 4.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 4.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all

Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person who is not a Holder, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least thirty percent (30%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                            Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 4.3 that have been declared and order effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 4.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 4.3.

(d)                                           Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 4.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

4.4                                 Piggyback Registrations

Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with the public offering of such securities, or if any demand registration of equity securities is requested by investors making equity investment in the Company subsequent to the equity investment in the Company by the Holders, the Company shall notify all the Holders of the Registrable Securities in writing at least thirty (30) Business Days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to an initial public offering or secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 4.3 or Section 4.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) Business Days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Shareholder of the Company shall be granted the piggyback registration right under this Section 4.4 that is superior to those of the Holders without prior written consent of Holders holding at least sixty percent (60%) of the Registrable Securities then outstanding.

(a)                                           Underwriting.  If a registration statement under which the Company gives notice under this Section 4.4 is for an underwritten offering, then the Company shall so advise the Holders of the Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 4.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i)the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii)all shares that are not Registrable Securities and are held by any other Person who is not a Holder, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)                                           Not Demand Registration.  Registration pursuant to this Section 4.4shall not be deemed to be a demand registration as described in Section4.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.4.

4.5                                               Form F-3 or Form S-3 Registration

In case the Company shall receive from any Holder or Holders of any Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 for which the reasonably anticipated aggregate offering price to the public would exceed US$500,000 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of the Registrable Securities; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) Business Days after the Company provides the notice contemplated by Section4.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.5:

(i)                                     if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii)                                  if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders initiating such registration request pursuant to this Section 4.5; provided that the Company shall not register any of its other Shares during such sixty (60) day period. A registration right under Section 4.5 shall not be deemed to have been exercised until such deferred registration shall have been effected;

(iii)                               if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) Form F-3 or Form S-3 registrations pursuant to this Section 4.5; or

(iv)                              in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 or Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)                                  Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 4.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 4.5.

(d)                                 Underwriting. If the Holders of Registrable Securities requesting registration under this Section 4.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 4.3(b) shall apply to such registration.

4.6                                               Expenses

All Registration Expenses incurred in connection with any registration pursuant to Sections4.3, 4.4 or 4.5 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections4.3, 4.4 or 4.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses, in connection with such offering by the Holders.

4.7                                               Obligations of the Company

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of the Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) “comfort” letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

4.8                                               Furnish Information

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections4.3, 4.4 or 4.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

4.9                                               Indemnification

In the event any Registrable Securities are included in a registration statement under Sections4.3, 4.4 or 4.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b)                            By Selling Holders. To the extent permitted by law, each selling Holder will, severally but not jointly, if the Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or such other Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder to the Company expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 4.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 4.9of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 4.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 4.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 4.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such losses, claims, damages or liabilities, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 4.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.10                                        Termination of the Company’s Obligations

The Company’s obligations under Sections 4.3, 4.4 and 4.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 4.3, 4.4 or 4.5 shall terminate (i) on the fifth anniversary of the Qualified IPO of the Company’s securities, (ii) upon the termination, liquidation, dissolution of the Company, or (iii) if and when in the opinion of the counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act, provided that such counsel is qualified to and experienced in practicing U.S. securities regulations and the Company shall provide such opinion of its counsel to the Holder.

4.11                                        No Registration Rights to Third Parties

Without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Section 4, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior registration right to the Holders as well.

4.12                                        Market Stand-Off

Each of the Founder, the Investors and other Shareholders hereby agrees that, if and to the extent requested by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company owned immediately prior to the date of the final prospectus relating to the initial public offering (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law who agree to be similarly bound) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 4.12 shall (a) be subject to any exceptions that any Holder and the applicable underwriter may agree on, (b) apply only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to the Registrable Securities actually sold pursuant to such registration statement, (c) only be applicable to the Holders if all officers, directors and holders of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent, and (d) the lock-up agreements shall permit such Holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. Each Holder agrees to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein, unless otherwise agreed by such Holder and the underwriters. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 4.12.

4.13                          Rule 144 Reporting

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i)a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

4.14                          Re-sale Rights.

The Company shall at its own cost use its best efforts to assist each Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (b) causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to the Holder’s counsel, (c) if the Company has depository receipts listed or traded on any exchange or inter-dealer quotation system, (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Holder’s securities into depository receipts or similar instruments to be deposited in the Holder’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders. The Company acknowledges that time is of the essence with respect to its obligations under this Section 4.14, and that any delay will cause the Holders irreparable harm and constitutes a material breach of its obligations under this Agreement.

4.15                                                IPO Participation Right.

Subject to applicable law and regulations, each holder of Preferred Shares shall have the right to purchase or direct any of its Affiliates to purchase, at its option, at the final price per share (net of underwriting discounts and commissions) set forth in the Company’s final prospectus with respect to an IPO, up to the number of the Ordinary Shares of the Company offered in the IPO that enables such holder of Preferred Shares to maintain, in the aggregate, its percentage ownership interest in the Company immediately prior to the consummation of the IPO.

4.16                                                IPO Sale Right.

If any equity securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any Shareholder of the Company, each holder of Preferred Shares shall have the right to include a pro rata number of shares in the offering on terms and conditions no less favourable to such holder of Preferred Shares than to any other selling Shareholder(s), provided that the aggregate number of the equity securities of the Company to be offered by all the selling Shareholders in an underwritten public offering shall not exceed twenty percent (20%) of the total number of the equity securities of the Company available for public subscription or placing under such underwritten public offering.

5.                                      RIGHT OF PARTICIPATION

Each of the Investors and any other holder of the Preferred Shares to which rights under this Section 5 have been duly assigned in accordance with Section 10.1 (such Investor and each such assignee each hereinafter referred to as a “Participation Rights Holder”) and/or its Affiliate(s) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined in Section 5.1), of all (or any part) of any New Securities (as defined in Section 5.2) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Shares among its Affiliates in any proportion; provided that such Affiliates (which are not parties to this Agreement) shall be subject to all the terms and conditions of this Agreement by executing the Deed of Adherence substantially in the form attached hereto as Exhibit D (the “Deed of Adherence”).

5.1                                 Pro Rata Share

A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares into which the then outstanding Preferred Shares held by such Participation Rights Holder are convertible (calculated on an as-converted basis), to (b) the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by all Participation Rights Holders are convertible (calculated on an as-converted basis) immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

5.2                                 New Securities

“New Securities” shall mean any Preferred Shares, any other Shares of the Company designated as “preferred shares”, Ordinary Shares or other Shares of the Company, whether now authorized or not, or rights, options or warrants to purchase said equity securities, or securities of any class whatsoever that are, or may become, convertible or exchangeable into said equity securities, provided, however, that the term “New Securities” shall not include:

(a)                                 (i) any of the options, warrants or other securities arrangements to purchase any Ordinary Shares issued or issuable from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to an employee stock option plan having been approved pursuant to this Agreement and the Amended M&AA; and (ii) any Ordinary Shares issuable upon exercise or conversion of the forgoing options, warrants or other securities arrangements;

(b)                                 any Ordinary Shares issued or issuable pursuant to the conversion of any Preferred Share;

(c)                                  any securities issued or issuable in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event as duly approved pursuant to this Agreement and the Amended M&AA in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued or issuable as a dividend or distribution on the Preferred Shares;

(e)                                  any securities issued or issuable pursuant to transactions with strategic partners or transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been approved by the Board and/or the Shareholders pursuant to this Agreement and the Amended M&AA;

(f)                                   any securities issued or issuable pursuant to a Qualified IPO or an IPO of the Company as approved by the Board and/or the Shareholders pursuant to this Agreement and the Amended M&AA;

(g)                                  any securities issued or issuable pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved by the Board and/or the Shareholders pursuant to this Agreement and the Amended M&AA; and

(h)                                 any Series G+ Preferred Shares issued or issuable pursuant to the Series G+ Subscription Agreements.

5.3                               Procedures

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of any New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue such New Securities (the “First Participation Notice”), describing the amount and class of the New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree on behalf of itself or its Affiliates in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within the First Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of such New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with Section 5.3(a) above, the Company shall promptly (but no later than three (3) Business Days after the expiration of the First Participation Period) give notice (the “Second Participation Notice”) to other Participation Rights Holders who have fully exercised their Right of Participation (the “Fully Participating Investors”) in accordance with Section 5.3(a) above, which notice shall set forth the number of the New Securities not purchased by the other Participation Rights Holders pursuant to Section 5.3(a) above (such shares, the “Overallotment New Securities”). Each Fully Participating Investor shall have fifteen (15) days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of additional New Securities the Fully Participating Investors propose to buy exceeds the total number of the Overallotment New Securities, each Fully Participating Investor who proposes to buy more than such number of additional New Securities equal to the product obtained by multiplying (i) the number of  the Overallotment New Securities by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Fully Participating Investor are convertible (calculated on an as-converted basis) and the denominator of which is the total number of Ordinary Shares into which the then outstanding Preferred Shares held by all Fully Participating Investors are convertible (calculated on an as-converted basis) (an “Oversubscribing Fully Participating Investor”) will be cut back by the Company with respect to its oversubscription to that number of the Overallotment New Securities equal to the lesser of (x) its Additional Number and (y) the product obtained by multiplying (i)the number of the Overallotment New Securities available for subscription by (ii)a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Oversubscribing Fully

Participating Investor are convertible (calculated on an as-converted basis) and the denominator of which is the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by all the Oversubscribing Fully Participating Investors are convertible (calculated on an as-converted basis). Each Fully Participating Investor shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section5.3 and the Company shall so notify the Fully Participating Investors within five (5) days following the expiration of the Second Participation Period.

5.4                            Failure to Exercise

If Participation Rights Holders fail or decline to exercise their rights or purchase all New Securities included in the First Participation Notice within the First Participation Period or the Second Participation Period under Section 5.3 (a) or Section 5.3 (b) (as the case may be), the Company shall have one hundred and twenty (120) days after the date of the First Participation Notice or Second Participation Notice, as the case may be, to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms no more favorable to the purchasers thereof than specified in the First Participation Notice. The purchaser (which is not a party to this Agreement) shall be subject to all the terms and conditions of this Agreement by executing a Deed of Adherence in the form attached hereto as Exhibit D. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120)-day period, then the Company shall not thereafter issue or sell any New Securities without offering such New Securities to the Participation Rights Holders pursuant to this Section 5 again.

5.5                            Proposed Issuance to Baidu Restricted Person

Notwithstanding anything to the contrary provided in this Agreement or in the Amended M&AA, if the Company proposes to issue any New Securities to any Baidu Restricted Person, the Company shall describe this point in the First Participation Notice, which shall certify that the Company has received an offer from such Baidu Restricted Person and in good faith believes a binding agreement for such proposed issuance is obtainable on the terms set forth in the First Participation Notice. The First Participation Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed issuance and in this event Baidu shall have fifteen (15) days from the date of receipt of the First Participation Notice to agree in writing to purchase all but not less than all of the New Securities to be issued to such Baidu Restricted Person for the price and upon the material terms and conditions specified in the First Participation Notice by giving written notice to the Company, in which event the Company shall not issue the New Securities to the relevant Baidu Restricted Person in the relevant financing. If Baidu fails to so agree in writing within the above fifteen-day period to purchase such New Securities, then such New Securities shall be subject to the participation rights of all Participation Rights Holders (including Baidu) as provided in Section 5.3. For the avoidance of doubt, the Company shall not issue any New Security to any Baidu Restricted Person unless this Section 5.5 has been fully complied with. For avoidance of any doubt, if the Company will issue any New Securities to Tencent only due to exercise by Tencent of its Right of Participation provided in Section 5.1 to 5.4 above as a holder of Preferred Shares of the Company, such issuance shall not be subject to Baidu’s rights provided in this Section 5.5.

5.6                                 Limitations on Subsequent Rights

Without the prior written consent of the holders of at least two thirds (2/3) of the then outstanding Series A Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series A Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series A Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series A Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series A-1 Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series A-1 Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series A-1 Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series A-1 Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series B Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series B Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series B Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series B Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series C Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series C Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series C Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series C Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series D Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series D Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series D Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series D Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series E Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series E Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series E Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series E Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series F Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series F Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series F Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series F Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series G Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series G Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series G Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series G Preferred Shares as well.

Without the prior written consent of the holders of at least a majority of the then outstanding Series G+ Preferred Shares, the Company covenants and agrees that it shall not, after the date hereof, grant, or cause or permit to be created, for the benefit of any person or entity any participation right of any nature relating to any securities of the Company which are senior to, or on a parity with, those granted to the holders of the Series G+ Preferred Shares. In any event and subject to the foregoing sentence, if the Company, after the date hereof, grants to any holder of the Company’s security any participation right of any nature that are superior to those of the holders of the Series G+ Preferred Shares, as determined in good faith by the Board (including the consent of the Preferred Directors), the Company shall grant such superior participation right to the holders of the Series G+ Preferred Shares as well.

5.7                               Termination

The Right of Participation shall terminate upon the closing of a Qualified IPO.

6.                                      TRANSFER RESTRICTIONS

6.1                               Sale by Shareholder; Notice of Sale

Subject to Sections 6.5 and 6.6 of this Agreement and the Share Restriction Agreement, if any of the Founder, the Founder Holding Company, any holder of Ordinary Shares, any of his/its Affiliates and/or any of his/its permitted assignees to whom his/its rights and/or obligations under this Section 6 have been duly assigned in accordance with this Agreement and the Amended M&AA (for the avoidance of doubt, excluding the Investors but including the Founder Holding Company) (the “Selling Shareholder”) proposes to assign, sell, offer to sell, exchange, create any Encumbrance, or otherwise dispose of (through one or a series of transactions) (the “Transfer”) all or any Ordinary Shares of the Company directly or indirectly held by it/him, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each of the Investors and any other holder of the Preferred Shares (collectively, the “Non-Selling Shareholders”) and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee or acquirer. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer (if any).

6.2                               Right of First Refusal

(a)                                 The Company’s Right of First Refusal

(i)                                     The Company shall have the right for a period of fifteen (15) days following the receipt of the Transfer Notice (the “Company ROFR Period”) to elect to purchase all of the Offered Shares (not in part) at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii)                                  The Company may exercise such right and, thereby, purchase all of the Offered Shares, by notifying the Selling Shareholder and each Non-Selling Shareholder in writing, before expiration of the Company ROFR Period, that it wishes to purchase all of the Offered Shares.

(iii)                               If the Company gives the Selling Shareholder notice that it desires to purchase all the Offered Shares, then payment for the Offered Shares shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares at a place agreed by the Selling Shareholder and the Company and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 6.2(c).

(iv)                              Regardless of any other provision of this Agreement, if the Company declines in writing or fails to exercise its right of first refusal pursuant to this Section 6.2(a) with respect to all (and not less than all) of the Offered Shares for any reason, then the Selling Shareholder shall be under no obligation to transfer the Offered Shares to the Company pursuant to this Section 6.2(a) and shall then be required to provide another notice regarding the Offered Shares to each Non-Selling Shareholder (the “Additional Transfer

Notice”) (which shall contain the same conditions and price for sale of the Offered Shares as set forth in the Transfer Notice) within three (3) Business Days after the expiration of the Company ROFR Period.

(b)                                 Non-Selling Shareholders’ Right of First Refusal

(i)                                     In the event that the Company elects not to purchase all of the Offered Shares or fails to exercise its right of first refusal within the Company ROFR Period pursuant to Section 6.2(a) hereof for any reason, each Non-Selling Shareholder shall have the right for a period of fifteen (15) Business Days following the Non-Selling Shareholder’s receipt of the Additional Transfer Notice (the “Investor ROFR Period”) to elect to purchase up to its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice.

(ii)                                  Each Non-Selling Shareholder may exercise such right of first refusal and, thereby, purchase all or any portion of its pro rata share of the Offered Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the Investor ROFR Period as to the number of such Offered Shares that it wishes to purchase.

(iii)                               Each Non-Selling Shareholder’s pro rata share of the remaining Offered Shares shall be a fraction, the numerator of which shall be the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Non-Selling Shareholder on the date of the Additional Transfer Notice are convertible (calculated on an as-converted basis) and the denominator of which shall be the total number of the Ordinary Shares into which the then outstanding Preferred Shares held by all the Non-Selling Shareholders on such date are convertible (calculated on an as-converted basis).

(iv)                              If any Non-Selling Shareholder elects not to exercise or fully exercise or fails to fully exercise such right of first refusal pursuant to Section 6.2(b)(ii), the Selling Shareholder shall, within three (3) Business Days after the expiration of the Investor ROFR Period, give notice of such election or failure (the “Re-allotment Notice”) to each other Non-Selling Shareholder that elected to purchase its entire pro rata share of the Offered Shares (the “Purchasing Holders”), which notice shall set forth the number of the Offered Shares not purchased by the other Non-Selling Shareholders pursuant to Section 6.2(b)(ii) (such shares, the “Remaining Offered Shares”). Such Re-allotment Notice may be made by telephone if confirmed in writing within five (5) Business Days. The Purchasing Holders shall have a right of re-allotment such that they shall have ten (10) Business Days from the date of such Re-allotment Notice was given (the “Extension Period”) to elect to increase the number of the Offered Shares they agreed to purchase under Section 6.2(b)(ii). Such right of re-allotment shall be subject to the following conditions: Each Purchasing Holder shall first, within the Extension Period, notify the Selling Shareholder of its desire to increase the number of the Offered Shares it agreed to purchase under Section 6.2(b)(ii), stating the number of the additional Offered Shares it proposes to buy (the “Additional Offered Shares”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, the total number of Additional Offered Shares the Purchasing Holders propose to buy exceeds the total number of the Remaining Offered Shares, each Purchasing Holder who proposes to buy more than such number of Remaining Offered Shares equal to the product obtained by multiplying (i) the number of the Remaining Offered Shares by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Purchasing Holder are convertible (calculated on an as-converted basis) and the denominator of which is the total number of Ordinary Shares into which the then outstanding Preferred Shares held by all Purchasing Holders are convertible (calculated on an as-converted basis), calculated as at the date of Additional Transfer Notice (an “Over-Purchasing Holder”) will be cut back by the Selling Shareholder with respect to its over-purchase to that number of the Remaining Offered Shares equal to the lesser of (x) its Additional Offered Shares and (y) the product obtained by multiplying (i) the number of the Remaining Offered Shares available to the Over-Purchasing Holders for over-purchase by (ii) a fraction, the numerator of which is the number of the Ordinary Shares into which the then outstanding Preferred Shares held by such Over-Purchasing Holder are convertible (calculated on an as-converted basis) and the denominator of which is the total number of the Ordinary Shares into which the then outstanding Preferred Share held by all the Over-Purchasing Holders are convertible (calculated on an as-converted basis), calculated as at the date of Additional Transfer Notice.

(v)                                 Subject to applicable securities laws and other Applicable Laws, the Non-Selling Shareholders shall be entitled to apportion the Offered Shares to be purchased among its partners and Affiliates upon written notice to the Company and the Selling Shareholder; provided that such partners and Affiliates (which are not parties to this Agreement) shall be subject to all the terms and conditions of this Agreement by executing the Deed of Adherence.

(vi)                              If a Non-Selling Shareholder gives the Selling Shareholder notice that it desires to purchase the Offered Shares, then payment for the Offered Shares to be purchased shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased and the delivery of updated register of members of the Company reflecting the purchase of such Offered Shares by such Non-Selling Shareholder, at a place agreed by the Selling Shareholder and all the participating Non-Selling Shareholders and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) Business Days after the Non-Selling Shareholder’s receipt of the Additional Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 6.2(c).

(c)                                  Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the consent of the Preferred Directors) in good faith, which determination will be binding upon the Company and the Non-Selling Shareholder, absent fraud or error.

(d)                                 Rights of Selling Shareholder. If any Non-Selling Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Shareholder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Non-Selling Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Non-Selling Shareholder for transfer to the Non-Selling Shareholder.

(e)                                  Application of Co-Sale Right. Within seven (7) Business Days after expiration of the Extension Period (or if no Extension Period, the Investor ROFR Period), the

Selling Shareholder shall give each Non-Selling Shareholder a written notice (the “First Refusal Expiration Notice”) specifying either (i) that all of the Offered Shares have been subscribed by the Non-Selling Shareholders exercising rights of first refusal or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Shares. If the Non-Selling Shareholders have not subscribed for all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right set forth in Section 6.3 below.

6.3                          Co-Sale Right

Each of the Non-Selling Shareholders that has not exercised its right of first refusal with respect to any Offered Share proposed to be Transferred by the Selling Shareholder (the “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Shares (on an as-converted basis) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent the Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of the Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Ordinary Shares held by or issuable to it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares into which the then outstanding Preferred Shares held by such Co-Sale Holder are convertible (calculated on an as-converted basis) at the time of the date of First Refusal Expiration Notice and the denominator of which is the combined number of Ordinary Shares held by the Selling Shareholder and Ordinary Shares into which the then outstanding Preferred Shares held by all the Co-Sale Holders exercising the co-sale right hereunder are convertible (calculated on an as-converted basis) at the time of the date of First Refusal Expiration Notice(the “Co-Sale Pro Rata Portion”). The co-sale right under this Section 6.3 shall not apply with respect to any Shares sold or to be sold to the Company or the Non-Selling Shareholders under the right of first refusal under Section 6.2.

(b)                                 Transferred Shares. A Co-Sale Holder shall effect its participation in the co-sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser instrument(s) of transfer executed by such Co-Sale Holder and one or more certificates, properly endorsed for transfer, which represent:

(i)                                     the number of the Shares which such Co-Sale Holder elects to sell;

(ii)                                  Preferred Shares, in the event that the Co-Sale Holder delivers certificates for that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that the Co-Sale Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the Transfer of the Preferred Shares in lieu of the Ordinary Shares, the Co-Sale Holder shall convert such

Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Section 6.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the prospective purchaser; or

(iii)       a combination of the above.

(c)                                  Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder delivers to the Selling Shareholder pursuant to Section 6.3(b) above shall be transferred to the prospective purchaser in consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to the Co-Sale Holder exercising the co-sale right that portion of the sale proceeds to which the Co-Sale Holder is entitled by reason of its participation in such Transfer. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares or other securities from the Co-Sale Holders exercising the co-sale right hereunder, the Selling Shareholder shall not Transfer to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder shall purchase such Shares or other securities from the Co-Sale Holders exercising the co-sale right. The Company shall, upon surrendering by the Co-Sale Holder or the Selling Shareholder of the certificates for the Shares or other securities being Transferred from the Co-Sale Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchase or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Holder of its co-sale rights under this Section 6.3.

6.4                            Right to Transfer

To the extent the Non-Selling Shareholders do not elect to purchase all of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery to the Company and the Non-Selling Shareholders of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice which shall have not been elected to be purchased by the Company or the Non-Selling Shareholder and the number of which shall have not been reduced pursuant to the co-sale right of the Co-Sale Holders hereunder, provided that, in each case, (i) such Transfer shall be at a price not less than, and upon terms and conditions no more favorable to the purchasers than, those described in the Transfer Notice; and (ii) the third-party transferee (which is not a party to this Agreement) of such Offered Shares shall have executed the Deed of Adherence and become a party to, and to be bound by, this Agreement (and each other relevant Transaction Documents), assuming all the rights and obligations of the Selling Shareholder under this Agreement (and each other relevant Transaction Documents) with respect to such Offered Shares. Any proposed Transfer on terms and conditions which are different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Non-Selling Shareholders and the co-sale rights of the Co-Sale Holders and shall require compliance by the Selling Shareholder with the procedures described in Sections6.2 and 6.3 of this Agreement.

6.5                            Permitted Transfers

The right of first refusal of the Company and the Non-Selling Shareholders set forth in Section 6.2, the co-sale rights of the Co-Sale Holders set forth in Section 6.3 and the share transfer restriction set forth in Section 6.6 shall not apply to (a) any sale or transfer of any Shares to the Company pursuant to any repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship with the Company in compliance with Applicable Laws; (b) if a Selling Shareholder is an entity, any sale or transfer of any Shares to any wholly owned subsidiary of such Selling Shareholder; or (c) if a Selling Shareholder is a natural person (including the Founder), any gratuitous transfer of no more than 20% of the Shares directly or indirectly held by such Selling Shareholder as of the date hereof to an Immediate Family Member of such Selling Shareholder, or to a custodian, trustee, executor, or other fiduciary for the account of such Selling Shareholder’s Immediate Family Member, or to a trust for such Selling Shareholder’s own self, in each case for bona fide estate planning purposes (each such transfer, a “Permitted Transfer” and each foregoing transferee, a “Permitted Transferee”); provided that any Permitted Transferee (other than the Company and which is not a party to this Agreement) shall agree in writing to be bound by this Agreement (and each other relevant Transaction Documents) in place of the relevant transferor and shall execute a Deed of Adherence and become a party to, and to be bound by, this Agreement (and each other relevant Transaction Documents). For this Section 6.5, the term “Immediate Family Member” means a child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

6.6                               Restriction on Transfers of Shares of the Company

(a)                            Notwithstanding anything to the contrary contained herein or in the Share Restriction Agreement, without the prior written consent of holders of the Preferred Majority Holders, none of the Selling Shareholders and/or his Permitted Transferees shall, or in the event that any of the Selling Shareholders (including without limitation the Founder) and/or his Permitted Transferees holds any Shares or securities of the Company through an entity or organization totally owned or Controlled by him (the “Holding Vehicle”), including without limitation the Founder Holding Company, he shall cause such Holding Vehicle not to:

(i)                                     sell, assign, exchange or Transfer through one or a series of transactions any of Ordinary Shares of the Company held directly or indirectly by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle to any Person before a Qualified IPO of the Company (provided that if a Trade Sale has been approved pursuant to Section 8.2 of this Agreement, any such sale, assignment, exchange or Transfer of Shares or securities of the Company by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle as part of such Trade Sale shall not be subject to the restrictions set forth in this Section 6.6(a)); or

(ii)                                  pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Ordinary Shares of the Company held directly or indirectly by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle to any Person before a Qualified IPO of the Company (provided that if a Trade Sale has been approved pursuant to Section 8.2 of this Agreement, any such pledge, hypothecation, mortgage, encumbrance or disposal of Shares or securities of the Company by such Selling Shareholder or his Permitted Transferees or the Holding Vehicle as part of such Trade Sale shall not be subject to the restrictions set forth in this Section 6.6(a)).

(b)           Any attempt by any Selling Shareholder or his Permitted Transferees or the Holding Vehicle to Transfer any Ordinary Shares of the Company in violation of this Section 6 and the Share Restriction Agreement shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Ordinary Shares without the prior written approval of the Preferred Majority Holders.

(c)           Without prejudice to other provisions of this Agreement or other Transaction Documents, (i) each of the Selling Shareholders shall not, and shall cause its Permitted Transferees and the Holding Vehicles (if any) not to, without the prior written consent of the Board (including the consent of the Preferred Directors), Transfer or dispose of any of its Shares to any Person or entity that at the time of the Transfer such Selling Shareholder or Permitted Transferee or the Holding Vehicles knows, or has reasonable grounds to know, to be engaging in a business that is in direct competition with the Business of the Group Companies, or to any third party acting on behalf of such Person, unless such Transfers or disposition are on the open market after the date of the Qualified IPO or an IPO approved pursuant to this Agreement and the Amended M&AA; and (ii) if the Company in its sole discretion requests, prior to and as a condition to the consummation of any proposed Transfer of Shares by any Selling Shareholder or Permitted Transferee or the Holding Vehicle, the Company shall have received a written opinion from counsel to the Selling Shareholders reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer and any related transactions of which the proposed Transfer is a part, and based on such facts stating and satisfying that the proposed Transfer and any related transactions will not be in violation of any of the registration provisions of the Securities Act, or any Applicable Laws, and that the Transfer will not result in the loss of any license or regulatory approval or exemption that has been obtained by the Group Companies and is materially useful in the conduct of their Business as then being conducted or proposed to be conducted, and that the Transfer will not result in a material and adverse limitation or restriction on the operations of the Group Companies taken as a whole.

(d)           Notwithstanding anything to the contrary contained herein, without the prior written consent of the Preferred Majority Holders:

(i)            The Founder shall not, and shall not cause or permit any other Person to, directly or indirectly, sell, assign, Transfer, pledge, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or Controlled by him in any PRC Company to any Person. Any Transfer in violation of this Section 6.6(d) shall be void and each PRC Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Preferred Majority Holders.

(ii)           Each PRC Company shall not, and the Founder shall cause each PRC Company not to, issue to or redeem from any Person any equity securities of such PRC Company or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of each PRC Company.

(iii)          In the case of any Holding Vehicle, the Founder shall not, and shall not cause or permit any Permitted Transferee or other Person to, directly or indirectly, (i) sell, assign, Transfer, pledge, mortgage, encumber or otherwise dispose through one or a series of transactions any shares or securities held or Controlled by him in the Holding Vehicle to any Person in any manner described in Section 6.6(a) above, or (ii) issue to or redeem from any Person any new shares or securities of such Holding Vehicle.

6.7         Term

The provisions under this Section 6 shall terminate upon the consummation of a Qualified IPO.

6.8         Legend

Each certificate representing the Ordinary Shares other than the Conversion Shares shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS PERMITTED ASSIGNEE(S) AS SET FORTH IN THE FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND THE SHARE RESTRICTION AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

6.9         Transfer by the Investors

For the avoidance of doubt, the transfer restrictions and requirements provided in this Section 6, shall not apply to any sale or transfer of any Shares by any Investor (excluding the Founder Holding Company in case of its Ordinary Shares).

7.             DRAG-ALONG

7.1         Drag-Along

If the Preferred Majority Holders (the “Drag-Along Requestors”) consent to a bona fide transaction or a series of related transactions in which a Person, or a group of related Persons (collectively the “Drag-Along Purchaser”), directly or indirectly acquires all or substantially all of the equity or assets and undertakings of the Group that values the Group at least US$3.20 billion (the “Drag-Along Transaction”), the Drag-Along Requestors shall have the right to require all other Shareholders, and any of such Shareholders shall have the obligations:

(a)           if such Drag-Along Transaction requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Drag-Along Transaction (together with any related amendment to the Amended M&AA required in order to implement such Drag-Along Transaction) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Transaction;

(b)           if such Drag-Along Transaction is a sale of Shares of the Company, to sell the same proportion of Shares of the Company held by such Shareholder as is being sold by the Drag-Along Requestors to the Person(s) to whom the Drag-Along Requestors propose to sell their Shares, and on the same date and on the same terms and conditions as the Drag-

Along Requestors (for the avoidance of doubt, if such Shareholder is a Series G RMB Investor, such Series G RMB Investor shall promptly comply with all instructions from the Group Companies to implement the Drag-Along Transaction, including, without limitation, the selling of its Shares in the Company and/or its corresponding equity interest in Yougu Shanghai and any of the other Group Companies);

(c)            to execute and deliver all related documentation and take such other action in support of the Drag-Along Transaction as shall reasonably be requested by the Company or the Drag-Along Requestors in order to carry out the terms and provision of this Section 7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and Encumbrances) and any similar or related documents (provided that such Shareholder will not be required to sell any of its Shares unless the aggregate obligations and liabilities (including without limitation the liability for indemnification, if any) of such Shareholder in the Drag-Along Transaction is several, not joint, and is pro rata in accordance with such Shareholder’s relative Share ownership of the Company, and will not exceed the consideration payable to such Shareholder, if any, in the Drag-Along Transaction); and to procure the Company to (and the Company shall) make proper entries in the register of members of the Company and cancel the surrendered share certificates and issue any new share certificates as necessary to consummate the Drag-Along Transaction;

(d)           not to deposit, and to cause their Affiliates (except for the Persons who Control such Shareholder) or Permitted Transferee not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate or Permitted Transferee in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Drag-Along Transaction;

(e)            to refrain from exercising any dissenters’ rights or rights of appraisal under Applicable Law at any time with respect to such Drag-Along Transaction; and

(f)            if the consideration to be paid in exchange for the Shares pursuant to this Section 7 includes any securities and due receipt thereof by any Shareholder would require under Applicable Law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the unanimous consent of all members of Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

7.2         Other Provisions

Notwithstanding any provision in this Agreement (including without limitation Section 8) or in the Transaction Documents to the contrary, any transfer or transaction contemplated under this Section 7 shall not be subject to a prior written consent or approval of any Shareholder except those specifically set forth in this Section 7. Notwithstanding any provision to the contrary, the transfer restrictions set forth in Section 6 shall not apply to the Drag-Along Transaction, and the proceeds of the Drag-Along Transaction under this Section 7 shall be distributed according to the Amended M&AA on the basis that the Drag-Along Transaction is a Liquidation Event under the Amended M&AA.

7.3          Drag-Along Transaction to Baidu Restricted Persons

Notwithstanding any provision to the contrary as set forth in Section 7, if the Drag-Along Requestors consent to a Drag-Along Transaction in which the Drag-Along Purchaser is or includes one or more Baidu Restricted Persons, (such Drag-Along Transaction, a “Drag-Along Transaction to Baidu Restricted Persons”), the Drag-Along Requestors shall, prior to taking any action to proceed with such Drag-Along Transaction to Baidu Restricted Persons or notifying any Shareholder of such Drag-Along Transaction to Baidu Restricted Persons, notify Baidu in writing (“Special Drag-Along Notice”) of the material terms and conditions of such Drag-Along Transaction to Baidu Restricted Persons, and Baidu shall have an option, for a period of fifteen (15) Business Days following receipt of the Special Drag-Along Notice (“Baidu Option Period”), to elect to become the Drag-Along Purchaser through replacing such Baidu Restricted Persons in such Drag-Along Transaction to Baidu Restricted Persons at the same price and subject to the same terms and conditions as described in the Special Drag-Along Notice, by notifying the Company and each Drag-Along Requestor in writing before expiration of the Baidu Option Period as to such intent to become the Drag-Along Purchaser. If Baidu fails to notify the Company and each Drag-Along Requestor of such intent within the Baidu Option Period, the Drag-Along Requestors shall be free to proceed with the Drag-Along Transaction with Baidu Restricted Persons as originally contemplated.

7.4          Termination.

The obligation under this Section 7 shall be terminated upon a Qualified IPO.

8.             PROTECTIVE PROVISIONS

8.1          Matters Requiring Consent of Preferred Shareholders

In addition to any other vote or consent required elsewhere in this Agreement, the Amended M&AA or by any Applicable Law, each Group Company shall not, and the Company, the Founder and the Founder Holding Company shall procure that each other Group Company shall not, take any of the following actions without the affirmative vote or prior written consent of the Preferred Majority Holders:

(a)           any amendment, change or waiver of any rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any series of the Preferred Shares; provided that, any such amendment, change or waiver affecting any series of the Preferred Share shall also require the affirmative vote or prior written consent of the Shareholders holding at least a majority of such affected series of Preferred Shares then outstanding;

(b)           subject to Section 5.6, any authorization, creation or issuance by the Company of any class or series of securities, any instruments that are convertible into securities, or the reclassification of any outstanding securities into securities, having rights, powers or preferences, such as dividend rights, redemption rights or liquidation preferences, superior to or on a parity with any series of the Preferred Shares;

(c)           any authorization, creation or issuance by any Group Company of any new securities or any instruments that are convertible into securities, excluding (x) any issuance of Ordinary Shares upon conversion of any Preferred Share, (y) any issuance of Ordinary Shares (or options or warrants therefor) under any written equity incentive plans approved by the Board (including the consent of the Preferred Directors), and (z) any issuance of securities as a dividend or distribution on any Preferred Share;

(d)           adoption, change or waiver of any provision of the Amended M&AA or other charter documents of any Group Company that would change, any of the rights, preferences and privileges of any series of the Preferred Shares; provided that, any such adoption, change or waiver affecting any series of the Preferred Share shall also require the affirmative vote or prior written consent of the Shareholders holding at least a majority of such affected series of Preferred Shares then outstanding;

(e)           any increase or decrease in the authorized number of shares of any class of shares or registered capital of any Group Company; or dispose or dilute the Company’s interest, directly or indirectly, in any of the Group Company; or sell, Transfer, dispose of, or create Encumbrance over, any equity securities (or any interest therein) of any direct or indirect Subsidiary or Affiliate of the Company or other dilution of the Company’s interest, directly or indirectly, in any of its Subsidiaries or Affiliates;

(f)            any repurchase or redemption of any equity securities of any Group Company (including the manner in which such repurchase or redemption is structured) other than pursuant to the respective redemption right of the holders of any series of the Preferred Shares as provided in this Agreement or the Amended M&AA or contractual rights to repurchase Ordinary Shares from the employees, officers, directors or consultants of the Group Companies upon termination of their employment or services;

(g)           other than a Drag-Along Transaction, any merger, consolidation, share acquisition, spin-off, joint venture, or other corporate reorganization; or any transaction or series of transactions in which any Group Company’s voting power is transferred or in which all or substantially all the assets of any Group Company are sold;

(h)           any increase or decrease in the authorized size of the board of directors of any Group Company, except for such change as provided in this Agreement;

(i)            other than a Drag-Along Transaction, any reorganization, split, Liquidation Event or any filing by or against any Group Company for the appointment of a receiver, liquidator, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company;

(j)            except with respect to any dividend distributions described under Section 11.3(a) and (b), the declaration and/or payment of any dividends or other distributions on any securities of any Group Company(other than declaring or paying dividends or distributions to other Group Companies solely for the purpose of paying the redemption price for Preferred Share(s) pursuant to the Amended M&AA);

(k)           approval or amendment of annual business plan and annual budget or any strategic plan;

(l)            termination of, or any amendment to, the Restructuring Documents; and

(m)          any initial public offering (including Qualified IPO) of any Group Company, including choice of the underwriters and the security exchange and approval of the valuation and terms and conditions for the initial public offering.

provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of the matters listed above, and such matter has not received consent of the Preferred Majority Holders, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one;

provided, further, that, with respect to the matter as listed in Section 8.1 (b), (d) and (g) above, the affirmative vote or prior written consent of (i) the Founder Holding Company, or (ii) the holders of such number of Preferred Shares representing at least eighty percent (80%) of all the Preferred Shares then outstanding (calculated on an as-converted basis) (the “Super Majority Holders”) is required as well, provided that where a special resolution is required by Applicable Law to approve the matters in Section 8.1(d) and (g), where the consent has not been obtained by (i) the Founder Holding Company or (ii) the Super Majority Holders, then (i) where the Founder Holding Company has not voted in favour of the Special Resolution, the Founder Holding Company shall have the number of votes in such Special Resolution equal to the votes of all the members who voted for the special resolution plus one; and (ii) where the Super Majority Holders have not voted in favour of the special resolution, the Super Majority Holders shall have the number of votes in such special resolution equal to the votes of all the members who voted in favour of the special resolution plus one.

8.2         Matters Requiring Consent of Preferred Directors

In addition to any other vote or consent required elsewhere in this Agreement, the Amended M&AA or by any Applicable Law, each Group Company shall not, and the Company, the Founder and the Founder Holding Company shall procure that each other Group Company shall not, take any of the following actions without the affirmative vote or prior written consent of the Preferred Directors:

(a)           any purchase, license, lease, transfer or disposal of assets, properties, goodwill and businesses outside of the approved annual budget of the Group Companies, in excess of RMB2,000,000 (or its equivalent in another currency) individually or in excess of RMB6,000,000 (or its equivalent in another currency) at any time in any financial year (whether in a single transaction or a series of transactions);

(b)           any expenditure outside of the approved annual budget of the Group Companies, individually or in the aggregate, within a year, more than US$3,000,000, by any Group Company;

(c)           any creation of any Encumbrance of assets or properties or rights of any Group Companies;

(d)           appointment, replacement, removal, dismissal or settlement or change of the terms of employment (including the increase in monetary or non-monetary remuneration or other compensation for more than ten percent (10%) in any fiscal year) of the chairman, the chief executive officer, the chief financial officer, the chief operating officer, the general manager or the five (5) most highly compensated employees or officers of any Group Company;

(e)           any transaction involving a Group Company, on the one hand, and any Group Company’s employees, officers, directors or shareholders or any Affiliate of the Group Company’s shareholders or any of its officers, directors or shareholders, on the other hand(except for the employment contracts between them), or any amendment or termination thereof;

(f)            appointment or change of the auditors of any Group Company, or any adoption or material change of any treasury policy, accounting policy, fiscal policy, or any change to the fiscal year of any Group Company;

(g)           any increase in compensation of any employee of any Group Company by more than fifty percent (50%) in any twelve (12) month period if after such increase such employee’s gross monthly salary is equal to or greater than RMB40,000 (or its equivalent in another currency);

(h)           adoption or approval or change of the compensation systems, annual bonus distribution and allocation plans of any Group Company, including any determination or change of the aggregate amount of remuneration and any other form of bonus, subsidies and compensation (monetary or non-monetary) for all employees of the Group Companies in any fiscal year, or adoption, termination or amendment of any employee stock option plan, or any change of the aggregate number of Shares issued or issuable under such employee stock option plan;

(i)            any material alteration or change in the principal business of any Group Company or entry into a new line of business;

(j)            any purchase of shares, corporate bonds and other equity or debt securities of any listed or unlisted company;

(k)           any incurrence of debt, any investment (including investment to any Subsidiary of the Company), provision of any guarantee, indemnity or mortgage for any indebtedness, establishment of any joint venture, Subsidiary, Affiliate or cooperation, or advance of any loan to any third party, after the aggregate amount of such items reaches US$500,000;

(l)            establishment of any committee under the Board or the board of directors of any other Group Company;

(m)          initiate or settle any litigation or arbitration or other legal proceedings where the amount claimed or in dispute exceeds US$500,000 (or its equivalent in other currency or currencies);

(n)           any Trade Sale; and

(o)           engage in any business activities that are (x) outside the ordinary course of business or (y) not “arm-length” transactions.

8.2A       Notwithstanding any provision to the contrary in any Transaction Document, rights, preferences, or privileges of any holder of Series C Preferred Share(s) that secure economic interests or benefits of such holder of Series C Preferred Share(s) as provided in this Agreement or in any other Transaction Document shall not be supplemented, changed or amended without the prior written consent of the Shareholder(s) holding at least a majority of the then outstanding Series C Preferred Shares; provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the Shareholder(s) holding at least a majority of the then outstanding Series C Preferred Shares, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

8.2B       Notwithstanding any provision to the contrary in any Transaction Document, rights, preferences, or privileges of any holder of Series D Preferred Share(s) that secure economic interests or benefits of such holder of Series D Preferred Share(s) as provided in this Agreement or in any other Transaction Document shall not be supplemented, changed or amended without the prior written consent of the Shareholder(s) holding at least a majority of the then outstanding Series D Preferred Shares; provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the Shareholder(s) holding at least a majority of the then outstanding Series D Preferred Shares, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

8.2C-1    Notwithstanding any provision to the contrary in any Transaction Document, rights, preferences, or privileges of any holder of Series E Preferred Share(s) that secure economic interests or benefits of such holder of Series E Preferred Share(s) as provided in this Agreement or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the Shareholder(s) holding at least a majority of the then outstanding Series E Preferred Shares; provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the Shareholder(s) holding at least a majority of the then outstanding Series E Preferred Shares, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

8.2C-2    Notwithstanding anything to the contrary in any Transaction Document, no provision under this Agreement may be amended, modified or waived in a manner that would affect the rights or interests of the holders of the Series E Preferred Shares under Article 9(iii) of the Amended M&AA without the prior written consent of all the holders of the Series E Preferred Shares.

8.2D-1    Notwithstanding any provision to the contrary in any Transaction Document, rights, preferences, or privileges of any holder of Series F Preferred Share(s) that secure economic interests or benefits of such holder of Series F Preferred Share(s) as provided in this Agreement or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the Shareholder(s) holding at least a majority of the then outstanding Series F Preferred Shares; provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the Shareholder(s) holding at least a majority of the then outstanding Series F Preferred Shares, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

8.2D-2    Notwithstanding anything to the contrary in any Transaction Document, no provision under this Agreement may be amended, modified or waived in a manner that would affect the rights or interests of the holders of the Series F Preferred Shares under Article 9(iii) of the Amended M&AA without the prior written consent of all the holders of the Series F Preferred Shares.

8.2E-1    Notwithstanding any provision to the contrary in any Transaction Document, rights, preferences, or privileges of any holder of Series G Preferred Share(s) that secure economic interests or benefits of such holder of Series G Preferred Share(s) as provided in this Agreement or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the Shareholder(s) holding at least a majority of the then outstanding Series G Preferred Shares; provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the Shareholder(s) holding at least a majority of the then outstanding Series G Preferred Shares, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

8.2E-2    Notwithstanding anything to the contrary in any Transaction Document, no provision under this Agreement may be amended, modified or waived in a manner that would affect the rights or interests of the holders of the Series G Preferred Shares under Article 9(iii) of the Amended M&AA without the prior written consent of all the holders of the Series G Preferred Shares.

8.2F-1    Notwithstanding any provision to the contrary in any Transaction Document, rights, preferences, or privileges of any holder of Series G+ Preferred Share(s) that secure economic interests or benefits of such holder of Series G+ Preferred Share(s) as provided in this Agreement or in any other Transaction Document shall not be supplemented, changed, amended or waived without the prior written consent of the Shareholder(s) holding at least a majority of the then outstanding Series G+ Preferred Shares; provided that, where a special resolution or an ordinary resolution, as the case may be, is required by Applicable Law to approve any of such matters, and such matter has not received consent of the Shareholder(s) holding at least a majority of the then outstanding Series G+ Preferred Shares, then the Preferred Shares held by the holders who voted against the special resolution or the ordinary resolution, as the case may be, shall together carry the number of votes equal to the votes of all members who voted for the resolution plus one.

8.2F-2    Notwithstanding anything to the contrary in any Transaction Document, no provision under this Agreement may be amended, modified or waived in a manner that would affect the rights or interests of the holders of the Series G+ Preferred Shares under Article 9(iii) of the Amended M&AA without the prior written consent of all the holders of the Series G+ Preferred Shares.

9.             CONFIDENTIALITY AND NON DISCLOSURE

9.1          Disclosure of Terms

The terms and conditions of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, the documents, materials, and other information obtained by the holders of the Preferred Shares upon exercising the Information Rights and Inspection Rights (collectively, the “Financing Terms”), including their existence and all information of a confidential nature furnished by any party hereto and by representatives of such party to any other party hereto or any of the representatives of such party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

9.2          Press Releases

Any press release issued by any party and/or their Affiliates shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Investors.

9.3          Permitted Disclosures

Notwithstanding the foregoing, any party may disclose any of the Financing Terms:

(a)           to the extent required by Applicable Law or the rules of any stock exchange;

(b)           to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such party advises each Person to whom any Financing Term is so disclosed as to the confidential nature thereof;

(c)           in the case of an Investor, its fund manager, other funds managed by its fund manager and their respective auditors, counsel, directors, officers, employees, shareholders, partners or investors for the purposes of fund reporting or inter-fund reporting so long as such Investor advises each Person to whom any Financing Term is so disclosed as to the confidential nature thereof; and

(d)                                 to its current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such party so long as the party advises each Person to whom any Financing Term is so disclosed as to the confidential nature thereof and enter into a non-disclosure agreement with such Person.

9.4                               Legally Compelled Disclosure

In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations or rules of any stock exchange) to disclose the Financing Terms including their existence, such party (the “Disclosing Party”) shall, to the extent legally permissible, provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable endeavors to seek (with the cooperation and reasonable endeavors of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable endeavors to keep confidential such information to the extent reasonably requested by any Non Disclosing Party.

9.5                               Other Exceptions

Notwithstanding any other provision of this Section 9, the confidentiality obligations of the parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided that the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

9.6                               Other Information

The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.7                               Survival

The obligations of each party hereto under this Section 9 shall survive and continue to be binding upon such party for a period of four (4) years after the earlier of (i) the termination of this Agreement; and (ii) the first date that such party no longer holds any Shares and ceases to be a party to this Agreement.

9.8                               Notices.

All notices required under this Section 9 shall be made pursuant to Section 12.1 of this Agreement.

10.                               ASSIGNMENT AND AMENDMENT

10.1     Assignment

Notwithstanding anything herein to the contrary:

(a)                                           The rights of an Investor under this Agreement may be assigned to any Person pursuant to the terms and conditions set forth in this Section 10.1.

(b)                                           Each permitted transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer and assignment, each permitted transferee or assignee (who is not a party to this Agreement) shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering the Deed of Adherence. The Company shall not permit the transfer or assignment of the Shares subject to this Agreement on its books or registers or issue a new certificate representing any such Shares unless and until such permitted transferee or assignee shall have complied with the terms of this Section 10.1.

10.2                        Amendment of Rights

Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the Investors, only by the Shareholders holding at least two thirds (2/3) of the outstanding Series A Shares, the Shareholders holding at least a majority of the outstanding Series A-1 Shares, the Shareholders holding at least a majority of the outstanding Series B Preferred Shares, the Shareholders holding at least a majority of the outstanding Series C Preferred Shares, the Shareholders holding at least a majority of the outstanding Series D Preferred Shares, the Shareholders holding at least a majority of the outstanding Series E Preferred Shares, the Shareholders holding at least a majority of the outstanding Series F Preferred Shares, the Shareholders holding at least a majority of the outstanding Series G Preferred Shares and the Shareholders holding at least a majority of the outstanding Series G+ Preferred Shares, respectively and each voting as a separate class, provided, however, that any Investor may waive any of its own rights hereunder without obtaining the consent of any other Investor; and (iii) as to the holders of the Ordinary Shares, by the Shareholders holding at least a majority of the outstanding Ordinary Shares; provided, however, that any holder of Ordinary Shares may waive any of its own rights hereunder without obtaining the consent of any other holder of Ordinary Shares. Any amendment or waiver effected in accordance with this Section 10.2 shall be binding upon the parties hereto and their respective permitted transferees, assignees and successors in interest; provided that a copy of the final executed version of the amendment or waiver shall be provided to the parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.                               OTHER UNDERTAKINGS OF THE COMPANY, THE FOUNDER AND SERIES G RMB INVESTORS

11.1                        Full Time Commitment

In addition to and without prejudice to any other Transaction Document, the Founder undertakes and covenants to the Investors that, as long as he remains an employee of any of the Group Companies or beneficially or legally owns any shares or securities of any Group Company, he shall commit all of his efforts to furthering the Business of the Group Companies and shall not, without the prior written consent of the Preferred Majority Holders, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity whether (A) through the ownership of any equity interest in such entity, or (B) by having the right to fill half or more of the board seats of the entity; or (C) by contract or otherwise; or (ii) devote time to carry out the business operation of any other entity.

11.2                        Non-Competition

(a)                                           In addition to and without prejudice to any other Transaction Document, the Founder undertakes to the Investors that commencing from the date of this Agreement until twenty four (24) months after the date he ceases to be employed by any Group Company (including as a consultant) or beneficially or legally own any shares or securities of any Group Company, whichever is later, he will not, without the prior written consent of all the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person: (i) carry out, be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent, or consultant in any business in direct competition with, or otherwise related to, any business relating to the Business engaged by any Group Company; (ii) solicit or entice away or attempt to solicit or entice away from any Group Company, any Person, firm, company or organization who is a customer, client, representative, agent, correspondent, employee, contractor or consultant of such Group Company or in the habit of dealing with such Group Company.

Each undertaking in this Section 11.2(a) shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected.

The Founder hereby expressly acknowledges and declares that he has duly considered the undertakings set out in this Section 11.2(a) and considers that they are reasonable in the circumstances and warrants and undertakes to the Investors that he shall not challenge or query the validity and enforceability of these undertakings.

(b)                                           During the period commencing from the date of this Agreement until twenty four (24) months after the date that he ceases to be employed by any Group Company (including as a consultant) or beneficially or legally own any shares or securities of any Group Company, whichever is later, in the event any entity directly or indirectly established or managed or Controlled by the Founder, engages or will engage in any business which directly competes with the Business engaged by any Group Company including without limitation, the used car auction business and the used car B2C e-commerce business, the Founder shall and shall cause such entity to disclose any relevant information to the Investors upon request and transfer such lawful business to the Company or any Subsidiary designated by the Company immediately at no consideration, free from any Encumbrance and in accordance with Applicable Laws, to the satisfaction of the Preferred Directors.

11.3                        Tax Matters

(a)                                           The Company shall not, without the written consent of all the Investors, issue or transfer securities in the Company to any investor if following such issuance or transfer the Company, in the determination of counsel or accountants for any Investor, would be a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) with respect to the securities held by any Investor. No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to each Investor: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide each Investor with access to such other Company information as may be required by such Investor to determine the Company’s status as a CFC to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or to allow such Investor to otherwise comply with applicable United States federal income tax laws. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a CFC and regarding whether any portion of the Company’s income is Subpart F income. In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for any Investor to be a CFC with respect to the securities held by such Investor, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F income. In the event that the Company is determined by counsel or accountants for any Investor to be a CFC with respect to the securities held by such Investor (the “CFC Affected Investor”), the Company agrees, to the extent permitted by Applicable Law and subject to other provisions of this Agreement and Transaction Documents, to annually make dividend distributions to (i) such CFC Affected Investor in an amount equal to 50% of any income deemed distributed to such Investor pursuant to Section 951(a) of the Code and (ii) any Investor that is not a CFC Affected Investor, an amount such that each Investor receives a pro rata distribution from the Company, as applicable, based on its ownership percentage..

(b)                                 None of the Group Companies will be at any time during the calendar year in which the Closing occurs a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”). Each Group Company shall use its best efforts to avoid being a PFIC. The Company, on behalf of each Group Company, shall make due inquiry with its tax advisors on at least an annual basis regarding the status of each Group Company as a PFIC, and if the Company is informed by its tax advisors that any Group Company has become a PFIC, or that there is a likelihood of any Group Company being classified as a PFIC for any taxable year, the Company shall promptly notify each Investor of such status or risk, as the case may be. In connection with a “Qualified Electing Fund” election made by any Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company, or the applicable Group Company, shall provide annual financial information as described under Treasury Regulation Section 1.1295-1(g) to such Investor in the form satisfactory to the Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than 90 days following the end of each such taxable year), and shall provide such Investor with access to such other Group Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement. In the event that an Investor who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of any Group Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees, to the extent permitted by Applicable Law and subject to other provisions of this Agreement and Transaction Documents, to make a dividend distribution to (i) such Investor (the “QEF Investor”) (no later than 90 days following the end of such QEF Investor’s taxable year or, if later, 90 days after the Company is informed by such QEF Investor that such QEF Investor has been required to recognize such an income inclusion) in an amount equal to 50% of the amount so included by such QEF Investor and (ii) any Investor that is not a QEF

Investor, an amount such that each Investor receives a pro rata distribution from the Company based on its ownership percentage.

(c)                                  The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

(d)                                 The Company shall make due inquiry with its tax advisors on at least an annual basis regarding whether any of the Investors’ interest in any Group Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B (and the Company shall duly inform the Investors of the results of such determination), and in the event that the Company’s tax advisors or any Investor’s tax advisors determine that such Investor’s interest in any Group Company is subject to any such reporting requirements, the Company agrees, upon a request from such Investor, to provide such information to such Investor as may be necessary to fulfill such Investor’s obligations thereunder.

(e)                                  The Group Companies shall, and the Founder shall cause the Group Companies to, comply with all Applicable Laws, including (i) all applicable PRC laws and regulations including but not limited to Circular 37 and other applicable SAFE rules and regulations, and (ii) the US Foreign Corrupt Practices Act, as amended, on an ongoing basis.

11.4                        Control of Subsidiaries

(a)                                 All material aspects of the formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, shall be subject to the review and approval by the Board (including the consent of the Preferred Directors) and the Company shall promptly provide each Investor with copies of all material related documents and correspondence.

(b)                                 Each Covenantor shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board (including the Preferred Directors) such that the Company (i) will at all times control the operation of each other Group Company, and (ii) will be permitted to properly consolidate the financial results for any direct or indirect Subsidiary of the Company (including without limitation the PRC Companies) in consolidated financial statements for the Company prepared under IFRS.

(c)                                  Each Covenantor shall take all necessary actions to maintain any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, as is necessary to conduct the Business as conducted or as proposed to be conducted.

(d)                                 Each Covenantor shall use its best efforts to cause any direct or indirect Subsidiary of the Company, whether now in existence or formed in the future, to comply in all material respects with all Applicable Laws.

11.5                        Restructuring Documents

Each Group Company, each of the Founder, and the Founder Holding Company, hereby jointly and severally represent, warrant and covenant to the Investors that as of the date hereof, and during the term of the relevant Restructuring Documents, each of the statements contained in this Section 11.5 is true, accurate and complete.

(a)                                           Each Group Company, the Founder and his spouse has the legal right, power and authority (corporate and other) to enter into and perform its/his/her obligations under each Restructuring Document to which it/he/she is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each Restructuring Document to which it/he/she is a party.

(b)                                           Each Restructuring Document constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, except (i)as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii)as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)                                            The execution and delivery by each party named in each Restructuring Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any Applicable Law, or any material contract to which a Group Company or such party is a party or by which a Group Company or such party is bound, (ii) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any indebtedness or other liability of any Group Company or such party or to increase the rate of interest presently in effect with respect to any indebtedness of any Group Company or such party, or (iii) result in the creation of any lien, claim, charge or Encumbrance upon any of the properties or assets of any Group Company or such party.

(d)                                           All consents required in connection with the Restructuring Documents have been made or unconditionally obtained in writing, and no such consent has been withdrawn or be subject to any condition precedent which has not been fulfilled or performed.

(e)                                            Each Restructuring Document is in full force and effect and no party to any Restructuring Document is in breach or default in the performance or observance of any of the terms or provisions of such Restructuring Document. None of the parties to any Restructuring Document has sent or received any communication regarding termination of or intention not to renew any Restructuring Document, and no such termination or non-renewal has been threatened by any of the parties thereto.

In the event that any provision under any Restructuring Document is or becomes invalid or unenforceable under any Applicable Law, each of the Group Companies, the Founder and the Founder Holding Company hereby shall, jointly and severally, take (or cause to be taken) such action, and execute and deliver (or cause to be executed and delivered) such documents and instruments and to do (or cause to be done) all things necessary, proper or advisable to ensure that substantially all of the income generated by the PRC Companies is consolidated into the Company.

11.6                        Special Provisions Relating to the Series G RMB Investors

(a)                                           Each of the Series G RMB Investors shall use its best efforts to obtain the ODI Approvals as promptly as possible after the date of this Agreement, and shall notify the Company in writing within five (5) days of obtaining such ODI Approvals.

(b)                                           Once it has obtained the ODI Approvals, such Series G RMB Investor will have the obligation to pay (the “Top-Up Payment”) its full Subscription Price in Yougu Shanghai as set forth in its respective Series G Subscription Agreement (as adjusted due to any subsequent change in its subscribed capital in Yougu Shanghai (if any)), less its Aggregate Par Value, to the Company in U.S. dollars in immediately available funds, as soon as practicable and in any event not later than thirty (30) Business Days after receipt of funds from a Group Company in accordance with its respective Series G RMB Framework Agreement as a result of a purchase (or other transaction structure) of such Series G RMB Investor’s equity interest in Yougu Shanghai by UcarShow HK. Each Defaulting Series G RMB Investor (as defined in Section 11.6(e)) agrees that it shall not be entitled to hold any shares in the Company.

(c)                                            Each Series G RMB Investor hereby undertakes and covenants that the payment by it of the Top-Up Payment will comply with Applicable Laws in all respects.

(d)                                           Each Series G RMB Investor hereby undertakes and covenants to the other Shareholders and the Group Companies that such Series G RMB Investor shall assist the Group Companies with any pre-IPO restructuring required in connection with an Overseas IPO.

(e)                                            Notwithstanding any provision to the contrary in any of the other Transaction Documents, (i) the Company may at any time redeem or repurchase all or any of the Series G Preferred Shares owned by any Defaulting Series G RMB Investor at par value per share in accordance with Article 9 of the Amended M&AA, or alternatively (ii) each Defaulting Series G RMB Investor agrees, at the written request of the Company, to surrender all of its Series G Preferred Shares to the Company immediately at no consideration in accordance with Article 9 of the Amended M&AA. Each Defaulting Series G RMB Investor irrevocably appoints the Company as its attorney-in-fact to take any action on its behalf (including the execution and delivery of any document or deed) in order to give effect to this Section 11.6(e). A “Defaulting Series G RMB Investor” is any Series G RMB Investor who: (i) does not agree to a purchase agreement or other arrangement proposed to such Series G RMB Investor in connection with Section 11.6(b); or (ii) fails to pay its Top-Up Payment in accordance with Section 11.6(b).

(f)                                             Each Series G RMB Investor hereby undertakes and covenants to the other Shareholders and the Group Companies that such Series G RMB Investor shall promptly pay all costs and taxes in connection with or as a result of (i) the payment by it of the Top-Up Payment and (ii) any transfer, sale or other disposal of its shares or equity interest in Yougu Shanghai.

(g)                                            For the avoidance of doubt, the consideration paid by the Series G RMB Investors to Yougu Shanghai, together with the issue price and equity interests issued by Yougu Shanghai to the Series G RMB Investors, has been calculated and set to cover the allotment of shares in the capital of both Yougu Shanghai and the Company, including, such that the amount of equity interests allotted to the Series G RMB Investors by Yougu Shanghai at the designated issue price, has been reduced by an amount equal to the aggregate par value of the Series G Preferred Shares to be allotted by the Company to the Series G

RMB Investors (with respect to a Series G RMB Investor, such Series G RMB Investor’s “Aggregate Par Value”), such that, amongst other matters, the Series G Preferred Shares allotted by the Company to the Series G RMB Investors are allotted and issued as fully paid (as such term is defined under the Companies Law (2016 Revision) of the Cayman Islands).

12.                               GENERAL PROVISIONS

12.1                        Notices

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule of Notice hereto, upon receipt of confirmation of error-free transmission; (c) when sent by electronic mail at the address set forth in Schedule of Notice, on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient; (d) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule of Notice; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Schedule of Notice with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

A party may change or supplement the facsimile number, electronic mail address or mailing addresses given in Schedule of Notice, or designate additional facsimile number, electronic mail address or mailing addresses, for purposes of this Section 12.1 by giving the other party written notice of the new facsimile number, electronic mail address or mailing address in the manner set forth above.

12.2                        Entire Agreement

(a)                                           This Agreement and any other Transaction Document, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof and thereof.

(b)                                           Without limiting the generality of Section 12.2(a) in consideration of the mutual covenants and promises contained herein, each of the parties to the Existing Shareholders Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately after the date hereof: (a) the Existing Shareholders Agreement shall be absolutely terminated; (b) none of the parties to the Existing Shareholders Agreement has or shall have any rights, claims, interests, causes of actions, liabilities, and costs and expenses of whatever nature against any of the other parties thereto under or in respect of the Existing Shareholders Agreement; and (c) to the extent that any of the parties to the Existing Shareholders Agreement now has, has at any time had, or may in future have any rights, claims, interests, causes of actions, liabilities, and costs and expenses of whatever nature against any of the other parties thereto under or in respect of the Existing Shareholders Agreement, such rights, claims, interests, causes of actions, liabilities, and costs and expenses are hereby absolutely, irrevocably and unconditionally waived, discharged and released by such party concerned.

12.3              Governing Law

This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

12.4              Severability

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.5              Third Parties

Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns and transferees, any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

12.6              Successors and Assigns

Subject to the provisions of Section 10.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns and transferees of the parties hereto. This Agreement and the rights and obligations herein may be assigned or transferred by the Investors to any Person without the consent of the other parties. None of the Founder, the Founder Holding Company, or any Group Company may assign its rights or delegate or transfer its obligations under this Agreement without the written consent of the Investors.

12.7              Interpretation; Captions

This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections, Schedule and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement.

12.8              Counterparts

This Agreement may be executed and delivered by facsimile or other electronic signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9              Adjustments for Share Splits, Etc.

Wherever in this Agreement there is a reference to a specific number of shares of the Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.10                 Aggregation of Shares

All the Preferred Shares or Ordinary Shares held or acquired by the affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.11                 Shareholders Agreement to Control

If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Amended M&AA, the terms of this Agreement shall control as between the Shareholders only. The parties hereto agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Amended M&AA so as to eliminate such inconsistency.

12.12                 Dispute Resolution

(a)                                           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement or the interpretation, breach, termination or validity hereof shall, upon the request of any party to the Dispute with notice to each other party to the Dispute, be submitted to arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force (the “Arbitration Notice”). However, if such rules are in conflict with the provisions of this Section 12.12, including the provisions concerning the appointment of arbitrators below, the provisions of this Section 12.12 shall prevail.

(b)                                           The place of arbitration shall be Hong Kong at the Hong Kong International Arbitration Centre (the “HKIAC”). The appointing authority shall be the HKIAC.

(c)                                            There shall be three (3) arbitrators, selected in accordance with UNCITRAL Arbitration Rules, and at least one (1) arbitrator shall be qualified to practice Hong Kong law.

(d)                                           The language to be used in the arbitration proceedings shall be English.

(e)                                            The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(f)                                             When any Dispute occurs and when any Dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(g)                                            The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)                                           Any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

12.13                 Specific Enforcement

Each party hereto acknowledges and agrees that each other party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by such party in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the parties hereto may be entitled at law or in equity. It is further agreed that if any party hereto shall institute any action or proceeding to enforce the provisions hereof (including without limitation seeking protective orders, injunctive relief, specific performance and other remedies available at law or in equity), any party hereto against whom such action or proceeding is brought hereby waives any claim or defense therein that the other parties hereto have an adequate remedy at law.

12.14                 Delays or Omissions

No delay or omission in exercising any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

12.15                 Liability

The liability of the Investors under this Agreement shall be several and not joint and several.

12.16                 Waiver of Pre-emptive Rights etc

Each of the parties hereto (other than Series G+ Investors) hereby waives any right of first offer, pre-emptive right or other rights to purchase any portion of the Series G+ Preferred Share(s) (and the issuance of any Ordinary Shares upon the conversion of any Series G+ Preferred Share) issued by the Company pursuant to the Series G+ Subscription Agreements, any anti-dilution rights with respect to any adjustment to the conversion price of any other class of Preferred Shares or other securities and any other right (including without limitation any right under the Existing Shareholders Agreement or any notice requirements) that such party may have with respect to the allotment, issuance and sale of Series G+ Preferred Share(s) pursuant to the Series G+ Subscription Agreements under any agreement (including without limitation the Existing Shareholders Agreement) or the constitutional documents of the Company, and hereby approves the allotment, issuance and sale of Series G+ Preferred Share(s) pursuant to the Series G+ Subscription Agreements.

12.17                 Further Assurances

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

12.18                 Counterparts

This Agreement may be executed and delivered by facsimile or other electronic signature and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

UXIN LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN(戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

UcarEase BVI:

UcarEase Holding Limited

By:	/s/ Dai Kun
Name:	DAI KUN(戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Uxin Used Car Cayman:

Uxin Used Car Limited

By:	/s/ Dai Kun
Name:	DAI KUN(戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Perfect Harmony:

Perfect Harmony GROUP LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN(戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Uxin HK:

Uxin Hong Kong Limited

(優信互聯香港有限公司)

By:	/s/ Dai Kun
Name:	DAI KUN( 戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GLORYFIN HK:

GLORYFIN INTERNATIONAL GROUP HOLDING COMPANY LIMITED

(錦融國際控股集團有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曽真)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

UCARSHOW HK:

UCARSHOW HK LIMITED

(優車秀香港有限公司)

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FAIRLUBO:

FAIRLUBO AUCTION COMPANY LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FAIRLUBO HK:

FAIRLUBO AUCTION HK COMPANY LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

UCARBUY BVI:

UCARBUY HOLDING LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

UCARBUY HK:

UCARBUY HK LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XIN LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XIN HK LIMITED

By:	/s/ Dai Kun
Name:	DAI KUN (戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

LUBAO WFOE:

Company seal is affixed

BEIJING YOUXIN FAIRLUBO MOTOR VEHICLE AUCTION CO., LTD.

(北京优信丰顺路宝机动车拍卖有限公司)

By:	/s/ Huang Shuo
Name:	HUANG SHUO (黄硕)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FENGSHUN LUBAO:

Company seal is affixed

BEIJING FAIRLUBO MOTOR VEHICLE AUCTION CO., LTD.

(北京丰顺路宝机动车拍卖有限公司)

By:	/s/ Huang Shuo
Name:	HUANG SHUO (黄硕)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHANGHAI LUBAO:

Company seal is affixed

SHANGHAI FENGSHUN LUBAO VEHICLE AUCTION CO., LTD.

(上海丰顺路宝机动车拍卖有限公司)

By:	/s/ Huang Shuo
Name:	HUANG SHUO (黄硕)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

TIANJIN LUBAO:

Company seal is affixed

TIANJIN FENGSHUN LUBAO VEHICLE CONSULTING CO., LTD.

(天津丰顺路宝机动车信息咨询服务有限公司)

By:	/s/ Huang Shuo
Name:	HUANG SHUO (黄硕)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

KAIFENG FINANCING LEASE:

Company seal is affixed

KAIFENG FINANCING LEASE (HANGZHOU) CO., LTD.

(凯枫融资租赁（杭州）有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BOYU FINANCING LEASE:

Company seal is affixed

BOYU FINANCING LEASE (TIANJIN) CO., LTD.

(博裕融资租赁（天津）有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WFOE:

Company seal is affixed

YOUXINPAI (BEIJING) INFORMATIONTECHNOLOGY CO., LTD.

(优信拍（北京）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC DOMESTIC COMPANY:

Company seal is affixed

YOUXIN INTERNET (BEIJING) INFORMATIONTECHNOLOGY CO., LTD.

(优信互联（北京）信息技术有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

YOUTU (BEIJING) TRANSPORTATIONAGENT CO., LTD.

(优途（北京）运输代理有限公司)

By:	/s/ Li Shubo
Name:	LI SHUBO (李舒波)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

YOUXINPAI (BEIJING) AUCTION CO., LTD

(优信拍（北京）拍卖有限公司)

By:	/s/ Chen Guan
Name:	CHEN GUAN(陈光)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

SICHUAN YOUXINPAI AUCTION CO., LTD.

(四川优信拍拍卖有限公司)

By:	/s/ Jing Wenbing
Name:	JING WENBING(井文兵)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

YOUXINPAI (BEIJING) SECOND HAND CAR APPRAISAL AND EVALUATION CO., LTD.

(优信拍（北京）二手车鉴定评估有限公司)

By:	/s/ Li Yang
Name:	LI YANG(李洋)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

YOUXINHULIAN (BEIJING) BUSINESS AND TRADE CO., LTD.

(优信互联（北京）商贸有限公司)

By:	/s/ Li Shubo
Name:	LI SHUBO (李舒波)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

YOUXIN RUIDA ASSESTS:

Company seal is affixed

BEIJING YOUXIN RUIDA ASSETS MANAGEMENT CO., LTD.

(北京优信睿达资产管理有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

BEIJING YOUXIN YILIAN INVESTMENT CO., LTD.

(北京优信易联投资有限公司)

By:	/s/ Jing Wenbing
Name:	JING WENBING(井文兵)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

CHENGDU YOUXIN JINCHENG SECOND HAND CAR MARKET CO., LTD.

(成都优信锦城二手车市场有限公司)

By:	/s/ Jing Wenbing
Name:	JING WENBING(井文兵)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

Company seal is affixed

SHENZHEN YOUXIN PENGCHENG SECOND HAND CAR TRADE MARKET CO., LTD.

(深圳市优信鹏城二手车交易市场有限公司)

By:	/s/ Jing Wenbing
Name:	JING WENBING(井文兵)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

SHENZHEN YOUXIN PENGDA SECOND HAND CAR BROKERAGE CO., LTD.

(深圳市优信鹏达二手车经纪有限公司)

By:	/s/ Li Shubo
Name:	LI SHUBO(李舒波)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUHAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

(上海优晗信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUXIN (SHANGHAI) AUCTION CO., LTD.

(优信（上海）拍卖有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUXIN AUTOMOBILE ONLINE TRADE MARKET SERVICE CO., LTD.

(优新机动车网上交易市场服务有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

YOUXIN YUECHENG:

Company seal is affixed

GUANGZHOU YOUXIN YUECHENG SECOND HAND CAR SEREVICES CO., LTD.

(广州市优信粤诚二手车服务有限公司)

By:	/s/ Xie Dong
Name:	XIE DONG (谢东)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUGU (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

(优估（上海）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUXUAN (BEIJING) INFORMATION TECHNOLOGY CO., LTD.

(优轩（北京）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUZHEN (BEIJING) BUSINESS CONSULTING CO., LTD.

(优臻（北京）商务咨询有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUFANG (BEIJING) INFORMATION TECHNOLOGY CO., LTD.

(优舫（北京）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUXIN SHUXIANG (BEIJING) INFORMATION TECHNOLOGY CO., LTD.

(优信数享（北京）信息技术有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

YOUXIN (SHANGHAI) SECOND HAND CAR BUSINESS CO., LTD.

(优歆（上海）二手车经营有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN (曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

YOUYUAN BEIJING:

Company seal is affixed

YOUYUAN (BEIJING) INFORMATION TECHNOLOGY CO., LTD.

(优辕（北京）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XINHONG SHANGHAI:

Company seal is affixed

XINHONG (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

(新宏（上海）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

Youxin Yishouche (Beijing) Information Technology Co., Ltd.

(优信易手车（北京）信息技术有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC COMPANY:

Company seal is affixed

Chebole (Beijing) Information Technology Co., Ltd.

(车伯乐（北京）信息科技有限公司)

By:	/s/ Zeng Zhen
Name:	ZENG ZHEN(曾真)
Title:	Legal Representative

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOUNDER:

DAI KUN( 戴琨)

By:	/s/ Dai Kun
Name:	DAI KUN( 戴琨)

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Founder Holding Company, SERIES a INVESTOR, SERIES C-1 INVESTOR and INVESTOR:

Xin Gao Group Limited

( 信高集團有限公司)

By:	/s/ Dai Kun
Name:	DAI KUN( 戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES a INVESTOR, SERIES B INVESTOR, SERIES C-2 INVESTOR and INVESTOR:

LC FUnd v, l.p.

By:
Name:
Title:

LC PARALLEL FUnd v, l.p.

By:
Name:
Title:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES C-1 INVESTOR and INVESTOR:

DCM HYBRID RMB FUND, L.P.

By:	DCM Hybrid RMB Fund Investment Management, L.P. its General Partner

By:	DCM Hybrid RMB Fund International, Ltd. its General Partner

By:	/s/ Matthew C. Bonner
	Name:	Matthew C. Bonner
	Title:	Authorized Signatory

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERIES a INVESTOR, SERIES B INVESTOR and INVESTOR:

GAO LI Group Limited

By:	/s/ Dai Kun
Name:	DAI KUN( 戴琨)
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HAIXIA UXIN INTERNATIONAL LIMITED PARTNERSHIP

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES B INVESTOR and INVESTOR:

TENCENT GROWTHFUND LIMITED

By:	/s/ MA Huateng
	Name:	MA Huateng
	Title:	Director

THL A7 LIMITED

By:	/s/ MA Huateng
	Name:	MA Huateng
	Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR, SERIES C-1 INVESTOR, SERIES D INVESTOR, SERIES F INVESTOR and INVESTOR:

Redrock Holding Investments Limited

By:	/s/ David Sreter
Name:	David Sreter
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES D INVESTOR AND INVESTOR:

TIGER GLOBAL EIGHT HOLDINGS

By:	/s/ Moussa Taujob
Name:	Moussa Taujob
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR, SERIES E INVESTOR, SERIES F INVESTOR AND INVESTOR:

INTERNET FUND II PTE.LTD.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES D INVESTOR, SERIES E INVESTOR, SERIES F INVESTOR, and INVESTOR:

HILLHOUSE UX HOLDINGS LIMITED

By:	/s/ Colm O’ Connell
Name:	Colm O’ Connell
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES D INVESTOR, SERIES E INVESTOR and INVESTOR:

COATUE HYBRID ASIA II LLC

By: Jimmy Ching-Hsin Chang, its manager

/s/ Jimmy Ching-Hsin Chang

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES E INVESTOR, SERIES F INVESTOR and INVESTOR:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR, SERIES E INVESTOR, SERIES F INVESTOR and INVESTOR:

TURBO WISE INVESTMENT LIMITED

By:	/s/ Liu, Wai Shing Peter
Name:	LIU, Wai Shing Peter
Title:	Authorized Signatory

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR, SERIES F INVESTOR and INVESTOR:

JenCap UX

By:	/s/ Jimmy Ching-Hsin Chang
Name:	Jimmy Ching-Hsin Chang
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES F INVESTOR and INVESTOR:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR, SERIES F INVESTOR and INVESTOR:

Ray Galaxy Limited

By:	/s/ Werkun Krzysztof
Name:	Werkun Krzysztof
Title:	Authorized Signatory

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES F INVESTOR and INVESTOR:

Snow Lake China Master Fund, Ltd.

By:	/s/ Illegible
Name:
Title:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

TPG Growth III SF Pte. Ltd.

By:	/s/ Hua Fung Teh
Name:	Hua Fung Teh
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

AIN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

PINE CASTLE HOLDINGS LIMITED

By:	/s/ Zhang Qi
Name:	ZHANG Qi
Title:	Director

By:	/s/ Zhu Xuan
Name:	ZHU Xuan
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

CLEARVUE UXIN HOLDINGS, LTD.

By:	/s/ William Apollo Chen
Name:	William Apollo Chen
Title:	Managing Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES A INVESTOR, SERIES B INVESTOR, SERIES C-1 INVESTOR, SERIES G INVESTOR and INVESTOR:

KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)

By:	/s/ Chen Jiarong
Name:	Chen Jiarong
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G INVESTOR and INVESTOR:	Company seal is affixed

BOCOM International Supreme Investment Limited

By:	/s/ Li Wu
Name:	Li Wu
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G+ INVESTOR and INVESTOR:

Kingkey New Era Auto Industry Global Limited (京基新興汽車產業國際有限公司)

By:	/s/ Jiarong Chen
Name:	Jiarong Chen
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G+ INVESTOR and INVESTOR:

Apex Ease Limited (領逸有限公司)

By:	/s/ Jiarong Chen
Name:	Jiarong Chen
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SERIES G+ INVESTOR and INVESTOR:

Huangpu Investment Holding Limited

By:	/s/ Liu Juan
Name:	Liu Juan
Title:	Director

SIGNATURE PAGE TO

FOURTEENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE OF NOTICE

Group Companies:

Address:	Floor 37th, Building B, Tower 3, Wangjing Soho Center, No. 10,
Wangjing	Street, Chaoyang District, Beijing (100102)
Fax No.:	+86 10-5631 2701

Email: daikun@xin.com

Contact Person: Dai Kun

Founder, and Founder Holding Company:

Address:	Floor 37th, Building B, Tower 3, Wangjing Soho Center, No. 10,
Wangjing	Street, Chaoyang District, Beijing (100102)
Fax No.:	+86 10-5631 2701

Email: daikun@xin.com

Contact Person: Dai Kun

Investors:

LC Fund V, L.P. and LC Parallel Fund V, L.P.

Address: 10/F, Tower A, Raycom Info. Tech Center, No. 2 Ke Xue Yuan Nanlu,

Zhong Guan Cun, Haidian Dist., Beijing, 100190, P.R.China

Fax No.: (86) 10 6250 9100

Email: zhanglin@legendcapital.com.cn

Contact Person: Zhang Lin

DCM Hybrid RMB Fund, L.P.

Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025

Fax No.: (001) 650-854-9159

Email: mbonner@dcm.com

Contact Person: Matthew C. Bonner

Gao Li Group Limited

Address:	Floor 37th, Building B, Tower 3, Wangjing Soho Center, No. 10,
Wangjing	Street, Chaoyang District, Beijing (100102)
Fax No.:	+010-5631-2701

Email: daikun@xin.com

Contact Person: Dai Kun

Tencent Growthfund Limited and THL A7 Limited

Address: 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong

Kong
Fax No.:	(852) 2520 1148
E-mail:	richardpu@tencent.com.hk

Contact Person: Corporate Counsel, Legal Department

With a copy to (provided that the absence of such copy shall not affect the validity of any communication with Tencent Growthfund Limited and THL A7 Limited):

Address: Tencent Building, Kejizhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen, 518057, P.R. China

Tel No.:	(86) 755 8601 3388 Ext: 82238
Fax No.:	(86) 755 8601 3090 Ext: 82238
E-mail:	brentirvin@tencent.com

Contact Person: General Counsel, Legal Department

Tel No.:	(86) 755 8601 3388 Ext: 88978
Fax No.:	(86) 755 8601 3078
E-mail:	richardpeng@tencent.com

Contact Person: General Manager, M&A Department

Redrock Holding Investments Limited

Address:	c/o Warburg Pincus Asia LLC
Suite 6703 Two International Finance Centre
8 Finance Street
Hong Kong
Fax Number:	(852) 2521 3869
Email:	julian.cheng@warburgpincus.com	and
andrew.chan@warburgpincus.com

Contact Person: Julian Cheng and Andrew Chan

Hillhouse

Address:	Floor 28, Building B, PingAn International Financial Center, No. 1-3, Xinyuan South Road, Chaoyang District, Beijing 100027 PRC (北京市朝阳区新源南路3号平安国际金融中心B 座28 层)
Attention:	Jing Hong
Fax:	+86-10-59520882
Email:	ProjectUX@hillhousecap.com

With a copy to:
Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Attention:	Adam HORNUNG
Fax:	+852-2179 1900
Email:	Legal@hillhousecap.com

Tiger Global Eight Holdings

Address:	Twenty Seven, Cybercity, Ebene, Mauritius
Fax Number:	+230-467-4000
Email:

Contact Person: MoussaTaujoo

With a copy to (provided that the absence of such copy shall not affect the validity of any communication with Tiger Global Eight Holdings):

Gunderson DettmerStough Villeneuve Franklin &Hachigian, L.L.P

Address: Suite 2101, Building C

Yintai Center, #2 Jianguomenwai Ave

Beijing 100022 China

Attention: Steven Liu

Fax: + 8610-5680-3889

Internet Fund II Pte. Ltd.

Address: 8 Temasek Boulevard#32-02 Suntec Tower Three Singapore 038988

Phone: 6590093558

Attention: Giri Mudeliar

Email: gmudeliar@tigerglobal.com

With a copy to (provided that the absence of such copy shall not affect the validity of any communication with Internet Fund II Pte. Ltd.):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P

Address: Suite 2101, Building C

Yintai Center, #2 Jianguomenwai Ave

Beijing 100022 China

Attention: Steven Liu

Fax: + 8610-5680-3889

Coatue Hybrid Asia II LLC

Address:	9 West 57th Street, 25th Floor, New York, NY 10019
Email:	tzhang@coatue.com
Attention:	Tony Zhang

Baidu (Hong Kong) Limited

Address: Baidu Campus, No.10 Shangdi 10th Street, Haidian District, Beijing, 100085

Tel No.: (86)10-56795074

Fax Number: (86)10-59920031/59920032

Email: zhangchengfeng@baidu.com
Contact Person: ZHANG Chengfeng

With a copy to (provided that the absence of such copy shall not affect the validity of any communication with Baidu (Hong Kong) Limited):

Address: Baidu Campus, No.10 Shangdi 10th Street, Haidian District, Beijing, 100085

Fax Number: (86)10-59920021/59920022

Email: xianghongwei@baidu.com and wumengyi@baidu.com

Contact Person: XIANG Hongwei, Legal Department

Turbo Wise Investment Limited

Address: c/o KKR Asia Limited, Level 56, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

Fax Number:(852) 22193000

Email: daniel.lee@kkr.com; daniel.zhao@kkr.com

Contact Person: Daniel Lee and Daniel Zhao

With a copy to (provided that the absence of such copy shall not affect the validity of any communication with Turbo Wise Investment Limited):

Paul, Weiss, Rifkind, Wharton & Garrison

12th Floor, Hong Kong Club Building

3A Chater Road, Central, Hong Kong

Fax Number: (852) 28404300

Email: jlange@paulweiss.com; jngshortell@paulweiss.com

Attention: John E. Lange and Judie Ng Shortell

JenCap UX

Address: c/o Jeneration Capital Advisors (Hong Kong) Limited

20/F, One International Finance Center

1 Harbour View Street, Central, Hong Kong

Email: andrew@jenerationcapital.com

Contact Person: Andrew Sit, COO

With a copy to (provided that the absence of such copy shall not affect the validity of any communication with JenCap UX):

Fangda Partners

30th Floor, One Exchange Square

8 Connaught Place, Central, Hong Kong

Fax Number: (852) 2110 4285

Email: vanessa.cheung@fangdalaw.com

Attention: Vanessa Cheung

Huasheng

Shanghai Huasheng Lingfei Equity Investment (Limited Partnership)

上海华晟领飞股权投资合伙企业（有限合伙）

Address: Floor 43, No. 1000, Lujiazui Ring Road, Pudong New District, Shanghai, China (上海市浦东新区陆家嘴环路1000 号43 楼)

Phone Number: +86 139 1799 9817

Email: qingzhu@huaxing.com

Attention: ZHU Qing

Snow Lake China Master Fund, Ltd.

Address: Suite 1101-02, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Email: sma@snowlakecap.com

Phone: +852 3700 3301

Contact Person: Sean MA

Haixia Uxin International Limited Partnership

Address: Floor 22, East Wing, D Building, Qinghua Tongfang Technology Plaza,

No.1 Wangzhuang Road, Haidian District, Beijing (北京市海淀区王庄路 1 号院清华同方科技广场 D 座东楼22 层)

Email: zhangmingyi@haixiaasset.com

Fax: 86-010-82366738

Contact Person: ZHANG Mingyi

TPG Growth III SF Pte. Ltd.

Address:	80 Raffles Place, #15-01 UOB Plaza 1, Singapore 048624
Fax Number:	+65 6390 5001
Email:	HTeh@tpg.com
Attention:	Hua Fung Teh

Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（有限合伙）)

Address:	北京市朝阳区新源南路平安国际金融中心B 座20 层2001
Phone Number:	+86 138-1193-7598
Email:	lanezhao@innov-cap.com
Attention:	赵福

Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）)

Address:	北京市朝阳区新源南路8 号启皓北京西塔908 室
Fax Number:	010-65025277-616
Email:	senying.yuan@ebfcapital.com
Attention:	袁森 颖

Ray Galaxy Limited

Address:	ROOM D 10/F TOWER A BILLION CENTRE 1 WANG KWONG ROAD KOWLOON BAY KL
Email:	jhsin@huaxing.com
Attention:	John Hsin

PINE CASTLE HOLDINGS LIMITED

Address:	2701-2705, 27/F, Two IFC, 8 Finance Street, Central, Hong Kong
Fax Number:	+852-2965-6161
Email:	kikizhang@ncamc.com.hk; seanzhu@ncamc.com.hk
Phone:	+852-5126-6766
Attention:	Kiki Zhang; Sean Zhu

ClearVue UXin Holdings, Ltd.

Address:	Unit 10D, Building 2, YouYou Central Plaza, No.428, South Yanggao Road, PuDong, Shanghai, China
Fax Number:	+8621-5033-5377
Email:	rachel.hu@cvpcap.com
Phone:	+8621-5031-8996

Xinyu Youteng Investment Partnership (Limited Partnership) (新余优腾投资合伙企业（有限合伙）)

Address:	1-5-3303, Long Hu Tang Ning ONE, No. 16, East Zhongguancun Road, Haidian, Beijing
Email:	zhangyujenny@aliyun.com
Phone:	+86-1381-047-5067
Attention:	Zhang Yu (张妤)

Zhuhai Hengqin Boruihuaxin Investment Partnership (Limited Partnership) (珠海横琴博睿华新投资合伙企业（有限合伙）)

Address:	北京市朝阳区新源南路平安国际金融中心B 座20 层2001
Phone Number:	+86 138-1193-7598
Email:	lanezhao@innov-cap.com
Attention:	赵福

KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)

Address:	2703, Office Tower, Convention Plaza, 1 Harbour Road, Wan Chai, Hong Kong
Fax Number:	+852-3468-7289
Email:	dicksontsang@kingkeyenterprise.com
Attention:	Dickson Tsang
Phone:	+852-3468-7282

BOCOM International Supreme Investment Limited

Address:	11th Floor, Man Yee Building, 68 Des Voeux Road Central, Hong Kong
Fax Number:	+852-2259-9283
Email:	richard.li@bocomgroup.com
Attention:	Li Wu
Phone:	+852-2977-9239

Kingkey New Era Auto Industry Global Limited (京基新興汽車產業國際有限公司)

Address:	2703, Office Tower, Convention Plaza, 1 Harbour Road, Wan Chai, Hong Kong
Fax Number:	+852-3468-7289
Email:	dicksontsang@kingkeyenterprise.com
Attention:	Dickson Tsang
Phone:	+852-3468-7282

Apex Ease Limited (領逸有限公司)

Address:	14F, China Huatong Tower, No.60 Gloucester Road, Wan Chai, Hong Kong
Fax Number:	+852-3198-5785
Email:	yushouyi@chamc.com.cn
Attention:	Mark Yu
Phone:	+852-3198-5551

Huangpu Investment Holding Limited

Address:	2703, Office Tower, Convention Plaza, 1 Harbour Road, Wan Chai, Hong Kong
Fax Number:	+852-3468-7289
Email:	dicksontsang@kingkeyenterprise.com
Attention:	Dickson Tsang
Phone:	+852-3468-7282

EXHIBIT A

SCHEDULE OF PRC COMPANIES

No.	Name	Registered Capital	Registered Address
1.	Youxin Internet (Beijing) Information Technology Co., Ltd. (优信互联（北京）信息技术有限公司)	RMB 104,008,008	Room 2106-A030, No. 9, North 4th Ring West Road, Haidian District, Beijing(北京市海淀区北四环西路 9 号 2106-A030)
2.	Youxinpai (Beijing) Information Technology Co., Ltd. (优信拍（北京）信息科技有限公司)	USD 233,798,846	Room 323701, Building No. 5, Compound No.1, Futong East Road, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323701 室)
3.	Youtu (Beijing) Transportation Agent Co., Ltd.(优途（北京）运输代理有限公司)	RMB 200,000	Room 323702, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323702 室)
4.	Youxinpai (Beijing) Auction Co., Ltd.(优信拍 （北京）拍卖有限公司)	RMB 1,000,000	Room 323705, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323705 室)
5.	Youxinpai (Beijing) Second Hand Car Appraisal and Evaluation Co., Ltd. (优信拍（北京）二手车鉴定评 估有限公司)	RMB 500,000	Room 323706, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323706 室)
6.	Youxinhulian (Beijing) Business and Trade Co., Ltd. (优信互联（北京）商贸有限公司)	RMB 1,500,000	Room 323703, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323703 室)
7.	Beijing Youxin Ruida Assets Management Co., Ltd. (北京优信睿达资产管理有限公司)	RMB 2,000,000	Room 323603, Compound No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323603 室)
8.	Kaifeng Financing Lease (Hangzhou) Co., Ltd. (凯枫融资租赁（杭州）有限公司)	USD 58,000,000

Room 1501-11, North Building No. 1, Yang Guang Hua Cheng Chuang Fu Center, No. 386, Xue Zheng Street, Hangzhou Economic and Technological Development Zone, Hangzhou (杭州经济技术开发区学正街 386 号阳光华城创富中心北 1 幢 1501-11 室)

No.	Name	Registered Capital	Registered Address
9.	Boyu Financing Lease (Tianjin) Co., Ltd. (博裕融资租赁（天津）有限公司)	USD 30,000,000	No. 565, Lanzhou Avenue, Dongjiang Bonded Port Area, Tianjin, China (Haize Logistics Park 6-4-47) (天津东疆保税港区兰州道 565 号（海泽物流园 6-4-47）)
10.	Sichuan Youxinpai Auction Co., Ltd. (四川优信拍拍卖有限公司)	RMB 2,000,000	1/F, Building No. 7, No.2 Huan San Xiang, Xiao Jia He, High and New Technology Development Zone, Chengdu, Sichuan Province, China (成都高新区肖家河环三巷 2 号 7 幢 1 层)
11.	Youxin Yishouche (Beijing) Information Technology Co., Ltd. (优信易手车（北京）信息技术 有限公司)	RMB 1,000,000	Room 323602, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街 1 号院 5 号楼 323602 室)
12.	Beijing Youxin Yilian Investment Co., Ltd. (北京优信易联投资有限公司)	RMB 1,000,000	Room 323601, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing (北京市朝阳区阜通东大街 1 号院 5 号楼 323601 室)
13.	Chengdu Youxin Jincheng Second Hand Car Market Co., Ltd. (成都优信锦城二手车市场有限公司)	RMB 2,000,000	No. 846, South Section, Tianfu Avenue, Huayang Street, Tianfu New District, Chengdu, Sichuan Province, China (四川省成都市天府新区华阳街道天府大道南段 846 号)
14.	Shenzhen Youxin Pengcheng Second Hand Car Trade Market Co., Ltd. (深圳市优信鹏城二手车交易市场有限公司)	RMB 2,000,000	Room 218, Building Yiben, No. 1063, Chaguang Road, Nanshan District, Shenzhen (深圳市南山区茶光路 1063 号一本大楼 218)
15.	Shenzhen Youxin Pengda Second Hand Car Brokerage Co., Ltd. (深圳市优信鹏达二手车经纪有 限公司)	RMB 100,000	Room 203, Building Yiben, No. 1063, Chaguang Road, Nanshan District, Shenzhen (深圳市南山区茶光路 1063 号一本大楼 203)
16.	Yougu (Shanghai) Information Technology Co., Ltd. (优估（上海）信息科技有限公司)	USD 225,124,704	Room 368, Section302, No. 211, North Fute Road, Free Trade Zone, Shanghai, China (中国（上海）自由贸易试验区富特北路 211 号 302 部位 368 室)
17.	Beijing Fengshun Lubao	RMB 20,000,000	Room1416, Floor 14, Fengkai

No.	Name	Registered Capital	Registered Address
	Vehicle Auction Co., Ltd. （北京丰顺路宝机动车拍卖有限公司）		Wangyuan Technology Incubator Center (Wangyuan Building), No. 56, South Road of 4th West Ring, Fengtai District, Beijing (北京市丰台区西四环南路56 号丰开望园科技孵化中心(望园大厦)14 层1416 房间)
18.	Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd. （北京优信丰顺路宝机动车拍卖有限公司）	USD 35,000,000	Room 1632, Section 1-16, Building A, Floor 16, No.6 Jia, Jianguomenwai Avenue, Chaoyang District, Beijing（北京市朝阳区建国门外大街甲 6 号 1 幢 16 层 A 座 1-16 内 1632）
19.	Shanghai Fengshun Lubao Vehicle Auction Co., Ltd. （上海丰顺路宝机动车拍卖有限公司）	RMB 2,000,000	Room 312, No. 579, An Chi Road, Anting, Diading District, Shanghai, China (上海市嘉定区安亭镇安驰路569 号312 室)
20.	Tianjin Fengshun Lubao Vehicle consulting Co., Ltd. （天津丰顺路宝机动车信息咨询服务有限公司）	RMB 2,000,000	Room 1-208, No. 146, Wei Guo Avenue, Hedong District, Tianjin, China （天津市河东区卫国道 136 号 1-208）
21.	Youhan (Shanghai) Information Technology Co., Ltd.(上海优晗信息科技有限公司)	RMB 1,250,000	Room 1118, No.106, Xinling Road, Free Trade Zone, Shanghai, China （中国（上海）自由贸易试验区新灵路 106 号 1118 室）
22.	Youxin (Shanghai) Auction Co., Ltd. (优信（上海）拍卖有限公司)	RMB 312,500,000	No.4616, Cao’an Road, Anting Town, Jiading District, Shanghai （上海市嘉定区安亭镇曹安路 4616 号）
23.	Youxin Automobile Online Trade Market Service Co., Ltd. （优新机动车网上交易市场服务有限公司）	RMB 53,125,000	Room 109, Building No.2, No.4616, Cao’an Road, Anting Town, Jiading District, Shanghai （上海市嘉定区安亭镇曹安路 4616 号 2 幢 109 室）
24.	GUANGZHOU YOUXIN YUECHENG SECOND HAND CAR SERVICES CO., LTD. (广州市优信粤诚二手车服务有限公司)	RMB 5,000,000	Room 301, No. 402, Longxi Avenue, Liwan District, Guangzhou, China (广州市荔湾区龙溪大道 402 号 301 房)
25.	Youxuan (Beijing) Information Technology Co., Ltd. (优轩（北京）信息科技有限公司)	RMB 10,000,000	Room 323605, Building No.5, Compound No.1, East Fuotng Avenue, Chanyang District, Beijing （北京市朝阳区阜通东大街 1 号 院 5 号楼 323605 室）

No.	Name	Registered Capital	Registered Address
26.	Youzhen (Beijing) Business Consulting Co., Ltd. （优臻（北京）商务咨询有限公司）	RMB 2,000,000	Room 323608, Building No.5, Compound No.1, East Fuotng Avenue, Chanyang District, Beijing (北京市朝阳区阜通东大街1 号院5 号楼323608 室)
27.	Youfang (Beijing) Information Technology Co., Ltd. (优舫（北京）信息科技有限公司)	USD 30,000,000	Room 323607, Building No.5, Compound No.1, East Fuotng Avenue, Chanyang District, Beijing (北京市朝阳区阜通东大街1 号院5 号楼323607 室)
28.	Youxin Shuxiang (Beijing) Information Technology Co., Ltd. （优信数享（北京）信息技术有限公司）	USD 3,000,000	Room 323610, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China （北京市朝阳区阜通东大街 1 号院 5 号楼 323610 室）
29.	Youxin (Shanghai) Second Hand Car Business Co., Ltd. （优歆（上海）二手车经营有限公司）	USD 50,000,000	Room D-09, Floor 2, Building No.1, No.198, Huashen Road, Free Trade Zone, Shanghai, China （中国（上海）自由贸易试验区华申路 198 号 1 幢楼二层 D-09 室）
30.	Youyuan (Beijing) Information Technology Co., Ltd. (优辕（北京）信息科技有限公司)	RMB 10,000,000	Room 323606, Building No. 5, Compound No.1, Futong East Avenue, Chaoyang District, Beijing, China (北京市朝阳区阜通东大街 1 号院 5 号楼 323606 室)
31.	Xinhong (Shanghai) Information Technology Co., Ltd. (新宏（上海）信息科技有限公司)	USD 1,000,000	No. 105-35, Floor 1, Building 2, No. 38, Debao Road, Free Trade Zone, Shanghai, China (中国（上海）自由贸易试验区德堡路 38 号 2 幢 1 层 105-35 室)
32.	Chebole (Beijing) Information Technology Co., Ltd. (车伯乐（北京）信息科技有限公司)	RMB 1,000,000	Room 323609, Building No.5, Compound No.1, East Fuotng Avenue, Chanyang District, Beijing (北京市朝阳区阜通东大街1 号院5号楼323609 室)

EXHIBIT B

SCHEDULE OF INVESTMENT PARTICULARS

Part A

Series A Investors

Series A Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series A Preferred Shares Purchase Price Amount (US$)
LC Fund V, L.P.	Series A	1,864,078	3,728,156
LC Parallel Fund V, L.P.	Series A	135,922	271,844
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series A	2,000,000	4,000,000
Gao Li Group Limited	Series A	668,602	15,940,564.98
Xin Gao Group Limited	Series A	331,398	5,000,000
Series A Subtotal:	5,000,000		28,940,564.98

Part B

Series B Investors

Series B Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series B Preferred Shares Purchase Price Amount (US$)
LC Fund V, L.P.	Series B	2,632,176	7,456,312
LC Parallel Fund V, L.P.	Series B	191,929	543,688
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series B	1,412,053	4,000,000
Gao Li Group Limited	Series B	1,059,039	25,249,221.50
Tencent Growthfund Limited	Series B	176,507	500,000
THL A7 Limited	Series B	1,588,559	4,500,000
Series B Subtotal	7,060,263		42,249,221.50

Part C-1

Series C-1 Investors

Series C-1 Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series C-1 Preferred Shares Purchase Price Amount (US$)
Redrock Holding Investments Limited	Series C-1	6,878,078	40,000,000
DCM Hybrid RMB Fund, L.P.	Series C-1	335,547	5,000,000*
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series C-1	614,755
Xin Gao Group Limited	Series C-1	842,497	12,711,253
Series C-1 Subtotal	8,670,877		57,711,253

*     Note: The Series C-1 Preferred Shares purchase price of US$5,000,000 was paid by DCM Hybrid RMB Fund, L.P. by way of cancelling the convertible promissory note of US$5,000,000 issued by the Company on February 26, 2014 to DCM Hybrid RMB Fund, L.P. and delivering to the Company of the original copy of such cancelled promissory note, as stipulated in Section 3.2(c) and Section 4.2(c) of the Series C Subscription Agreement.

Part C-2

Series C-2 Investors

Series C-2 Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series C-2 Preferred Shares Purchase Price Amount (US$)
LC Fund V, L.P.	Series C-2	980,359	4,642,330**
LC Parallel Fund V, L.P.	Series C-2	75,532	357,670**
Series C-2 Subtotal	1,055,891		5,000,000

**           Note: The Series C-2 Preferred Shares purchase price of US$5,000,000 were paid by LC Fund V, L.P. and LC Parallel Fund V, L.P. by way of cancelling the convertible promissory notes of US$4,642,330 and US$357,670 issued by the Company in December, 2013 to LC Fund V, L.P. and LC Parallel Fund V, L.P. respectively and delivering to the Company of the original copy of such cancelled promissory notes, as stipulated in Section 3.2(c) and Section 4.2(c) of the Series C Subscription Agreement.

Part D

Series D Investors

Series D Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series D Preferred Shares Purchase Price Amount (US$)
Redrock Holding Investments Limited	Series D	2,897,366	40,000,000
Hillhouse UX Holdings Limited	Series D	5,794,733	80,000,000
Tiger Global Eight Holdings	Series D	5,794,733	80,000,000
Coatue Hybrid Asia II LLC	Series D	1,448,683	20,000,000
Series D Subtotal	15,935,515		220,000,000

Part E

Series E Investors

Series E Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series E Preferred Shares Purchase Price Amount (US$)
Baidu (Hong Kong) Limited	Series E	5,965,166	100,000,000
Turbo Wise Investment Limited	Series E	1,789,550	30,000,000
Hillhouse UX Holdings Limited	Series E	477,213	8,000,000
Internet Fund II Pte. Ltd.	Series E	477,213	8,000,000
Coatue Hybrid Asia II LLC	Series E	238,607	4,000,000
Series E Subtotal	8,947,749		150,000,000

Part F

Series F Investors

Series F Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series F Preferred Shares Purchase Price Amount (US$)
JenCap UX	Series F	2,421,674	60,000,000
Baidu (Hong Kong) Limited	Series F	2,018,062	50,000,000
Hillhouse UX Holdings Limited	Series F	403,612	10,000,000
Redrock Holding Investments Limited	Series F	605,418	15,000,000
Internet Fund II Pte. Ltd.	Series F	322,890	8,000,000
Turbo Wise Investment Limited	Series F	322,890	8,000,000
Shanghai Huasheng Lingfei Equity Investment (Limited Partnership)	Series F	1,210,837	30,000,000
Snow Lake China Master Fund, Ltd.	Series F	1,210,837	30,000,000
Series F Subtotal	8,516,220		211,000,000

Part G

Series A-1 Investors

Series A-1 Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series A-1 Preferred Shares Purchase Price Amount (US$)
Haixia Uxin International Limited Partnership	Series A-1	491,089	10,000,000
Series A-1 Subtotal	491,089		10,000,000

Part H-1

Series G USD Investors

Series G USD Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series G Preferred Shares Subscription Price (US$)
TPG Growth III SF Pte. Ltd.	Series G	2,013,285	60,000,000
Redrock Holding Investments Limited	Series G	838,869	25,000,000
Internet Fund II Pte. Ltd.	Series G	503,321	15,000,000
JenCap UX	Series G	335,547	10,000,000
Turbo Wise Investment Limited	Series G	268,438	8,000,000
Ray Galaxy Limited	Series G	134,219	4,000,000
PINE CASTLE HOLDINGS LIMITED	Series G	1,593,850	47,500,000
ClearVue UXin Holdings, Ltd.	Series G	838,869	25,000,000
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興 汽車產業有限公司)	Series G	1,677,737	50,000,000
BOCOM International Supreme Investment Limited	Series G	1,476,409	44,000,000
Series G USD Subtotal	9,680,544		288,500,000

Part H-2

Series G RMB Investors

Series G RMB Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series G Preferred Shares Subscription Price (US$)
Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新 股权投资基金（有限合伙）)	Series G	1,529,729	45,589,019
Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众	Series G	1,449,178	43,188,460

Series G RMB Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series G Preferred Shares Subscription Price (US$)
盈产业投资基金合伙企业（有限合伙）)
Xinyu Youteng Investment Partnership (Limited Partnership) (新余优腾投资合伙企业（有限合伙）)	Series G	335,547	10,000,000
Zhuhai Hengqin Boruihuaxin Investment Partnership (Limited Partnership) (珠海横琴博睿华新投资合伙企业（有限合伙）)	Series G	43,475	1,295,653.80
Series G RMB Subtotal	3,357,929		100,073,132.80

Part I

Series G+ Investors

Series G+ Investor Name	Class of Shares	Number of Preferred Shares	Aggregate Series G+ Preferred Shares Subscription Price (US$)
Kingkey New Era Auto Industry Global Limited (京基新興汽車產業國際有限公司)	Series G+	6,112,980	225,000,000
Apex Ease Limited (領逸有限公司)	Series G+	543,376	20,000,000
Huangpu Investment Holding Limited	Series G+	135,844	5,000,000
Series G+ Subtotal	6,792,200		250,000,000

EXHIBIT C

CAPITALIZATION TABLE

Part I. Capitalization of the Company Immediately after the Closing:

Name of Shareholder	Class of Shares	Number of Shares	Percentage (on a fully diluted basis)
Xin Gao Group Limited	Ordinary	4,931,886	5.6727%
ESOP	Ordinary	6,500,000	7.4764%
Ordinary Total		11,431,886	13.1491%

LC Fund V, L.P.	Series A	1,864,078	2.3004%
LC Parallel Fund V, L.P.	Series A	135,922
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series A	2,000,000	2.3004%
Gao Li Group Limited	Series A	668,602	0.7690%
Xin Gao Group Limited	Series A	331,398	0.3812%
Haixia Uxin International Limited Partnership	Series A-1	491,089	0.5649%
Series A Total		5,491,089	6.3159%

LC Fund V, L.P.	Series B	2,632,176	3.2483%
LC Parallel Fund V, L.P.	Series B	191,929
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series B	1,412,053	1.6242%
Gao Li Group Limited	Series B	1,059,039	1.2181%
Tencent Growthfund Limited	Series B	176,507	2.0302%
THL A7 Limited	Series B	1,588,559
Series B Total		7,060,263	8.1208%

Redrock Holding Investments Limited	Series C-1	6,878,078	7.9113%
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series C-1	614,755	0.7071%
DCM Hybrid RMB Fund, L.P.	Series C-1	335,547	0.3860%
Xin Gao Group Limited	Series C-1	842,497	0.9691%
LC Fund V, L.P.	Series C-2	980,359	1.2145%

Name of Shareholder	Class of Shares	Number of Shares	Percentage (on a fully diluted basis)
LC Parallel Fund V, L.P.	Series C-2	75,532
Series C Total		9,726,768	11.1879%

Tiger Global Eight Holdings	Series D	5,794,733	6.6652%
Hillhouse UX Holdings Limited	Series D	5,794,733	6.6652%
Redrock Holding Investments Limited	Series D	2,897,366	3.3326%
Coatue Hybrid Asia II LLC	Series D	1,448,683	1.6663%
Series D Total		15,935,515	18.3293%

Baidu (Hong Kong) Limited	Series E	5,965,166	6.8612%
Turbo Wise Investment Limited	Series E	1,789,550	2.0584%
Hillhouse UX Holdings Limited	Series E	477,213	0.5489%
Internet Fund II Pte. Ltd.	Series E	477,213	0.5489%
Coatue Hybrid Asia II LLC	Series E	238,607	0.2744%
Series E Total		8,947,749	10.2918%

JenCap UX	Series F	2,421,674	2.7854%
Baidu (Hong Kong) Limited	Series F	2,018,062	2.3212%
Hillhouse UX Holdings Limited	Series F	403,612	0.4642%
Redrock Holding Investments Limited	Series F	605,418	0.6964%
Internet Fund II Pte. Ltd.	Series F	322,890	0.3714%
Turbo Wise Investment Limited	Series F	322,890	0.3714%
Shanghai Huasheng Lingfei Equity Investment (Limited Partnership)	Series F	1,210,837	1.3927%
Snow Lake China Master Fund, Ltd.	Series F	1,210,837	1.3927%
Series F Total		8,516,220	9.7955%

TPG Growth III SF Pte. Ltd,	Series G	2,013,285	2.3157%
Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) ( 珠海横琴五洲华新股权投资基金（有限合伙）)	Series G	1,529,729	1.7595%
Zhuhai Hengqin Boruihuaxin Investment	Series G	43,475	0.0500%

Name of Shareholder	Class of Shares	Number of Shares	Percentage (on a fully diluted basis)
Partnership (Limited Partnership) (珠海横琴博睿华新投资合伙企业（有限合伙）)
Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) ( 珠海光控众盈产业投资基金合伙企业（有限合伙）)	Series G	1,449,178	1.6669%
Redrock Holding Investments Limited	Series G	838,869	0.9649%
Internet Fund II Pte. Ltd.	Series G	503,321	0.5789%
JenCap UX	Series G	335,547	0.3860%
Turbo Wise Investment Limited	Series G	268,438	0.3088%
Ray Galaxy Limited	Series G	134,219	0.1544%
PINE CASTLE HOLDINGS LIMITED	Series G	1,593,850	1.8333%
ClearVue UXin Holdings, Ltd.	Series G	838,869	0.9649%
Xinyu Youteng Investment Partnership (Limited Partnership) (新余优腾投资合伙企业（有限合伙）)	Series G	335,547	0.3860%
KINGKEY NEW ERA AUTO INDUSTRY LIMITED (京基新興汽車產業有限公司)	Series G	1,677,737	1.9298%
BOCOM International Supreme Investment Limited	Series G	1,476,409	1.6982%
Series G Total		13,038,473	14.9971%

Kingkey New Era Auto Industry Global Limited (京基新興汽車產業國際有限公司)	Series G+	6,112,980	7.0312%
Apex Ease Limited (領逸有限公司)	Series G+	543,376	0.6250%
Huangpu Investment Holding Limited	Series G+	135,844	0.1562%
Series G+ Total		6,792,200	7.8125%

Preferred Total		75,508,277	86.8509%

Total		86,940,163	100.0000%

Part II. Capitalization in Yougu Shanghai Immediately after the Closing:

Name of Shareholder	Amount of Registered Capital in Yougu Shanghai (USD)	Percentage (on a fully diluted basis)
UcarShow HK Limited (優車秀香港有限公司)	234,771,106	96.1377%
Zhuhai Hengqin Wuzhouhuaxin Equity Investment Fund (Limited Partnership) (珠海横琴五洲华新股权投资基金（有限合伙）)	4,296,797	1.7595%
Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership) (珠海光控众盈产业投资基金合伙企业（有限合伙）)	4,070,543	1.6669%
Xinyu Youteng Investment Partnership (Limited Partnership) (新余优腾投资合伙企业（有限合伙）)	942,507	0.3859%
Zhuhai Hengqin Boruihuaxin Investment Partnership (Limited Partnership) (珠海横琴博睿华新投资合伙企业（有限合伙）)	122,115	0.0500%
Total	244,203,068	100.0000%

EXHIBIT D

FORM OF DEED OF ADHERENCE

THIS  DEED is made on the [       ]  day of [          ]  by [name of new shareholder], [a  citizen  of  [         ]  with  [          ]  passport  no.  [        ]  and  [his/her]  residential address  at  [         ]  /  [a limited  liability  company  incorporated  under  the  laws  of [  ] with its registered office at [  ]] (the “New Shareholder”).

WHEREAS

(A)                               By a [transfer of OR subscription for] [description of equity securities] dated [of even  date  herewith], [[name of  transferor], [a  citizen  of [          ]  with   [          ]  passport no. [          ]  and [his/her]  residential address at [          ] / [a limited liability company incorporated under the laws of [ ]  with  its  registered office at [ ] (the “Transferor”) agreed to transfer to the New Shareholder] / [the New Shareholder subscribed for] [number] [Ordinary Shares OR Series A Shares OR Series A-1 Shares OR Series B Preferred Shares OR Series C-1 Preferred Shares OR Series C-2 Preferred Shares OR Series D Preferred Shares OR Series E Preferred Shares OR Series F Preferred Shares OR Series G Preferred Shares OR Series G+ Preferred Shares [description of equity securities]], [par value US$[0.001] each] in the capital of UXIN LIMITED, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”) (together the [“Transferred Shares” OR “Subscribed Shares”]).

(B)                               This Deed is entered into in compliance with the terms of the fourteenth amended and restated shareholders’ agreement dated [ ], 2017 made by and among, inter alios, the Company, the Founder (as defined therein), the Investors (as defined therein) and certain other parties thereto (as supplemented and amended from time to time) (the “Shareholders Agreement”).

NOW THEREFORE IT IS HEREBY AGREED as follows:

(a)                                 Words and expressions used in this Deed shall have the same meaning assigned to them in the Shareholders Agreement unless the context otherwise expressly requires. The rules of interpretation contained in Section 1.2 of the Shareholders Agreement shall apply to the construction of this Deed with all necessary changes.

(b)                                 The New Shareholder hereby confirms that it has been supplied with a copy of the Shareholders Agreement.

(c)                                  The New Shareholder hereby agrees to assume and assumes the benefit of the rights [of the Transferor] under the Shareholders Agreement in respect of the [Transferred Shares OR Subscribed Shares] and hereby agrees to assume and assumes the burden of the [Transferor’s] obligations under the Shareholders

Agreement to be performed after the date hereof in respect of the [Transferred Shares OR Subscribed Shares].

(d)                                 The New Shareholder hereby agrees to be bound by the Shareholders Agreement in all respects as if the New Shareholder were a party to the Shareholders Agreement as [the Founder / the Founder Holding Company /  the Investor / [description of capacity]] and to perform:

(i)                                     [all the obligations of the Transferor in that capacity thereunder; and]

(ii)                                  all the obligations expressed to be imposed on such a party to the Shareholders Agreement;

[in both cases,] to be performed on or after the date hereof.

(e)                                  The New Shareholder hereby further agrees and covenants that (i) the [acquisition, owning and holding of Transferred Shares / subscription, owning and holding of Subscribed Shares] is in full compliance with the requirements of all Applicable Laws; and (ii) if requested by the Company, the New Shareholder shall provide such assurances, representations, documents and materials as the Company may deem necessary or desirable to assure compliance with all Applicable Laws.

(f)                                   This Deed is made for the benefit of:

(i)                                     the parties to the Shareholders Agreement; and

(ii)                                  any other Person who may after the date of the Shareholders Agreement (and whether or not prior to, on or after the date hereof) assume any rights or obligations under the Shareholders Agreement and be permitted to do so by the terms thereof;

and this Deed shall be irrevocable without the written consent of the Company acting on their behalf in each case only for so long as they hold any equity securities in the capital of the Company.

(g)                                  [For the avoidance of doubt, if applicable, nothing in this Deed shall release the Transferor from any liability in respect of any obligations under the Shareholders Agreement due to be performed prior to the date of this Deed.]

(h)                                 [None of the Investors:

(i)                                     makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Shareholders Agreement (or any agreement entered into pursuant thereto); or

(ii)                                  makes any representation or warranty or assumes any responsibility with respect to the content of any information regarding the Company or any Group Company or otherwise relates to the acquisition of equity securities in the Company; or

(iii)                               assumes any responsibility for the financial condition of the Company or any Group Company or any other party to the Shareholders Agreement or any other document or for the performance and observance by the Company or any other party to the Shareholders Agreement or any other document (save as expressly provided therein);

and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.]

(i)                                     The New Shareholder’s address for notices, demands and all other communications under the Shareholders Agreement is as follows:

[name of New Shareholder]

Address:	[ ] Post
Code:	[ ] Fax
Number:	[ ] Email:
[ ]
Attention:	[ ]

(j)                                    This Deed shall be read as one with the Shareholders Agreement so that any reference in the Shareholders Agreement to “this Agreement” and similar expressions shall include this Deed.

(k)                                 This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF this Deed of Adherence is executed as a deed on the date and year first above written.

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of [name of new shareholder]	)
)
and SIGNED by [ ]	)
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[Or, if the New Shareholder is an individual:]

EXECUTED AS A DEED	)
)
SIGNED SEALED AND DELIVERED	)
)
by [name of new shareholder]	)	L.S.
)
the holder of [ ]	)
)
[Passport / ID Card] No. [ ]	)
)
in the presence of:	)
)
)
Name of witness:	)
Address of witness:	)